UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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BRIDGEWATER BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIDGEWATER BANCSHARES, INC.

2025 PROXY STATEMENT

BRIDGEWATER BANCSHARES, INC.

4450 Excelsior Blvd., Suite 100

St. Louis Park, MN 55416

Fellow Shareholders,

On behalf of the Board of Directors of Bridgewater Bancshares, Inc., I would like to invite you to join us at our 2025 Annual Meeting of Shareholders, which will be held virtually through a live webcast. Our virtual meeting will be held on Tuesday, April 22, 2025 at 2:00 p.m. CT. Please see the enclosed Notice of Annual Meeting of Shareholders for additional details regarding the meeting.

In recent years, Bridgewater has demonstrated an ability to execute on strategic priorities in the face of market-related challenges, to position the bank for future success. In 2024, we took steps to optimize our balance sheet for longer-term profitable growth by generating robust core deposit growth, moderating the pace of loan growth in a higher interest rate environment, and reducing our loan-to-deposit ratio. Meanwhile, with the diligent work of our banking and credit teams, asset quality remained superb throughout the year as we focused on consistent underwriting and active credit oversight. We also closed the complementary acquisition of First Minnetonka City Bank in December 2024, bringing in low-cost core deposits, a broader client base, and additional balance sheet optionality. As a result of these initiatives, and a more favorable business outlook, we believe we are positioned for success and to continue driving shareholder value in 2025.

Our Board of Directors remains focused on ensuring our organizational interests are aligned with those of our shareholders. We have demonstrated this by consistently growing tangible book value and by retaining large insider ownership, as our Board and Strategic Leadership Team own over 20% of Bridgewater’s common stock. In addition, we have taken a more proactive approach to engaging with shareholders regarding corporate governance-related topics.

In closing, we encourage you to vote your shares by following the enclosed instructions. Thank you for your continued support and investment in Bridgewater.

Jerry Baack Chairman and Chief Executive Officer March 10, 2025

NOTICE OF 2025 ANNUAL MEETING
OF SHAREHOLDERS

TIME AND DATE	MEETING LOCATION	RECORD DATE
2:00 p.m. Central Time on Tuesday, April 22, 2025	www.virtualshareholdermeeting.com/BWB2025	February 24, 2025

The annual meeting of the shareholders of Bridgewater Bancshares, Inc., a Minnesota corporation, will be held online at www.virtualshareholdermeeting.com/BWB2025, on Tuesday, April 22, 2025 at 2:00 p.m., Central Time, for the following purposes:

Items of Business		Board Recommendation	Page Reference
1	Elect the seven nominees named in the accompanying proxy statement to serve as directors until the next annual meeting of shareholders;	✓ FOR	6
2	Approve, on a non-binding, advisory basis, the compensation paid to our named executive officers;	✓ FOR	28
3	Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025; and	✓ FOR	50
4	Transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

There will not be a physical meeting at the Company’s principal executive office. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/BWB2025. We are not aware of any other business to come before the annual meeting. The Board of Directors has fixed the close of business on February 24, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. If there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed to permit our further solicitation of proxies.

By order of the Board of Directors,

Jerry Baack
Chairman and Chief Executive Officer
St. Louis Park, Minnesota
March 10, 2025

YOUR VOTE IS IMPORTANT. PLEASE EXERCISE YOUR SHAREHOLDER RIGHT TO VOTE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

2025 Proxy Statement	1

BRIDGEWATER BANCSHARES, INC.
PROXY STATEMENT ANNUAL MEETING
OF SHAREHOLDERS APRIL 22, 2025

These proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Bridgewater Bancshares, Inc. (the “Company”) of proxies to be used at the 2025 annual meeting of shareholders of the Company, to be held virtually on Tuesday, April 22, 2025 at 2:00 p.m., Central Time (the “Annual Meeting”), and at any adjournments or postponements of such meeting. There will not be a physical meeting at the Company’s principal executive office. You will be able to attend the meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/BWB2025. A complete list of the shareholders entitled to vote at the Annual Meeting will be kept on file at the Company’s principal executive office, located at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416 and will be available during the virtual meeting.

The Company is a Minnesota corporation and a registered financial holding company, which owns all of the issued and outstanding capital stock of Bridgewater Bank, a Minnesota state-chartered bank (the “Bank”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2025

We are using the “Notice and Access” method of providing proxy materials to you instead of mailing printed copies. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to our shareholders as of the close of business on February 24, 2025, the record date (the “Record Date”), to provide instructions regarding how to access and review all of the proxy materials on the internet. The Notice also provides instructions on how to submit your proxy vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice.

Our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available online at https://materials.proxyvote.com/108621 or by following the instructions on the Notice.

To ensure that as many shares as possible are represented, we strongly recommend that you vote in advance of the Annual Meeting.

2	Bridgewater Bancshares, Inc.

PROXY SuMMARY

This proxy statement summary highlights information which may be contained elsewhere in the document. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

About the Meeting

Date and Time:	Tuesday, April 22, 2025 at 2:00 p.m. Central Time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/BWB2025
Record Date:	Shareholders as of the close of business on February 24, 2025

Summary of Proposals

Proposal 1	Proposal 2	Proposal 3
Election of Directors	Say-on-Pay	Ratification of Independent Registered Public Accounting Firm

The Board is presenting seven (7) nominees for election as directors at this year’s Annual Meeting, to serve until the next annual meeting of shareholders.

Our classified board structure started being phased out at our 2024 annual meeting of shareholders, and the Board will be fully declassified by our 2026 annual meeting of shareholders. Provided with this proposal is information about each director, corporate governance practices, and director compensation.

A non-binding, advisory vote is being presented to approve the compensation of the Company’s named executive officers (“NEOs”), as set forth in this proxy statement (the “say-on-pay proposal”).

The Compensation Discussion and Analysis ("CD&A") section of this proxy statement explains the Board's process and decisions with respect to executive compensation. At our 2024 annual meeting of shareholders, 96.25% of the votes cast were in favor of the proposal to approve on a non-binding, advisory basis, the compensation of our NEOs.

An advisory vote is being presented to ratify the appointment of RSM US LLP (“RSM”) as the Company's independent registered public accounting firm for year ended December 31, 2025.

RSM has served in this capacity since fiscal year 2023. At our 2024 annual meeting of shareholders, 99.95% of the votes cast were in favor of the proposal for the appointment of RSM.

BOARD RECOMMENDATION
✓ FOR	✓ FOR	✓ FOR

Please Vote Your Shares

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways by 11:59 p.m. Eastern Time on April 21, 2025, or during the Annual Meeting:

BY INTERNET	BY MOBILE DEVICE	BY TELEPHONE	BY MAIL	DURING THE MEETING
Vote online at www.proxyvote.com	Scan this QR Code to vote with your mobile device	Call the number included on your proxy card or notice	Mail your marked, signed and dated proxy card	You may attend the meeting via the internet and vote during the meeting.

2025 Proxy Statement	3

PROXY SUMMARY

Director Nominees

				Committees
Director and Principal Occupation	Age	Director Since	Independent	Audit	Compensation	Nominating and ESG
				.
Nominees

Jerry Baack Chairman and Chief Executive Officer of the Company and the Bank	58	2005	No
Lisa Brezonik Operating Partner of Carlson Private Capital Partners	55	2019	Yes
James Johnson Regional Franchise Developer of Express Services, Inc.	62	2005	Yes
Mohammed Lawal Lead Founder, Chief Executive Officer and Principal Architect of LSE Architects, Inc.	58	2020	Yes
Douglas Parish Chief Financial Officer of Northern Star Scouting	58	2018	Yes
Jeffrey Shellberg Director, Secretary, EVP and Chief Credit Officer of the Company and the Bank	63	2005	No
David Volk Principal of Castle Creek Capital	48	2017	Yes

Continuing Directors
Class II (Term Expiring 2026)
David Juran President and Chief Executive Officer of Colliers Mortgage	57	2010	Yes
Thomas Trutna President and Founder of BIG INK	59	2005	Yes
Todd Urness Shareholder at Winthrop & Weinstine, P.A.	68	2005	Yes

Ind = Independent    = Chairperson    = Member

4	Bridgewater Bancshares, Inc.

PROXY SUMMARY

Corporate Governance Highlights

The Board is committed to exercising good corporate governance practices. This includes, among other things, the highlights below:

●
Separate lead independent director position
●
Each standing committee is composed exclusively of independent directors
●
Executive sessions without management present
●
Stock ownership guidelines for non-employee directors
●
Annual board self-evaluations
●
80% of the Board is comprised of independent directors

●
Regular committee meetings throughout the year
●
Independent compensation consultant retained by and reporting to the Compensation Committee
●
Annual evaluation of board skills matrix
●
Prohibition on hedging of stock
●
Board oversight of the Company’s environmental, social and governance (“ESG”) program
●
20% of our directors self-identify as women or ethnic minorities

Shareholder Engagement

We believe active two-way engagement with shareholders is an important way to not only communicate the Company’s story, but also to solicit feedback from shareholders about aspects of the business they feel are most important. For example, Bridgewater regularly meets with shareholders to discuss the Company’s business model, strategy, financials, and corporate governance. In 2024, we estimate that we engaged with institutional shareholders owning approximately 11.5 million shares of Company common stock, representing nearly 70% of the total institutional ownership as of December 31, 2024.

2024 Business Highlights and Positioning for Long-Term Success

Throughout 2024, we executed on our strategic priorities which included optimizing the balance sheet for longer-term profitable growth, gaining loan and deposit market share, generating efficiencies across the business, and monitoring asset quality risks. We believe that the actions we took in 2024 have positioned us well for long-term success. Key business highlights in 2024 included the following:

●	grew core deposits(1) by $559.4 million, or 22.0%, including growth of $342.0 million, or 13.4%, excluding the acquisition of First Minnetonka City Bank;
●	reduced the loan-to-deposit ratio to 94.7% from 100.4% at December 31, 2023;
●	maintained superb asset quality with net charge-offs to average loans of 0.03% and nonperforming assets to total assets of 0.01%;
●	grew tangible book value per share 5.1% to $13.49(2); and
●	completed the acquisition of First Minnetonka City Bank in just 107 days following announcement.
(1)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(2)	Represents a non-GAAP financial measure. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, for further details.

2025 Proxy Statement	5

PROPOSAL 1	ELECTION OF DIRECTORS

✓	The Board recommends that you vote “FOR” each of the seven nominees for director.

At the Company’s 2023 annual meeting of shareholders, the shareholders approved a proposal to declassify the Board. Our classified board structure started being phased out at our 2024 annual meeting of shareholders, and the Board will be fully declassified by our 2026 annual meeting of shareholders. At the Annual Meeting, our shareholders will be entitled to elect seven (7) directors for a term expiring at the 2026 annual meeting of shareholders. Provided with this proposal is information about each director, corporate governance, and director compensation. All of our directors will hold office until the annual meeting of shareholders in the year their term expires (as indicated below), and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. There are no arrangements or understandings with any of the nominees pursuant to which they have been selected as nominees or directors.

Shareholder Vote Necessary to Elect Directors

As described further below, each of the nominees for election as a director is an incumbent director. Each of the nominees has consented to standing as a nominee and serving on the Board, if elected, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to vote for another nominee when voting at the meeting. The seven nominees receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company to serve until the Company’s next annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. In an uncontested election, all director-nominees will be elected if they receive at least one vote. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the election. Shareholders of the Company have no cumulative voting rights with respect to the election of directors. Proxies properly signed and returned will be voted “FOR” each of the seven director nominees unless you specify otherwise.

Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting.

NOMINEES

Name	Age	Position with the Company	Director Since
Jerry Baack	58	Chairman and Chief Executive Officer	2005
Lisa Brezonik	55	Director	2019
James Johnson	62	Director	2005
Mohammed Lawal	58	Director	2020
Douglas Parish	58	Director	2018
Jeffrey Shellberg	63	Director, Secretary, Executive Vice President and Chief Credit Officer	2005
David Volk	48	Director	2017

CONTINUING DIRECTORS
Class II (Term Expiring 2026)

Name	Age	Position with the Company	Director Since
David Juran	57	Director	2010
Thomas Trutna	59	Director	2005
Todd Urness	68	Director	2005

6	Bridgewater Bancshares, Inc.

PROPOSAL 1

The business experience of each nominee and continuing director, as well as their qualifications to serve on the Board, is set forth below. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years. Other than as described below, no nominee, continuing director or executive officer has any family relationship, as defined in Item 401 of Regulation S-K (“Regulation S-K”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with any other director or with any of our executive officers.

Director Nominees

Jerry Baack

Background:

As the principal founder of the Company and the Bank, Mr. Baack was responsible for all aspects of the Bank’s formation, including the initial capital raise, business plan, board and management team structure and recruitment, charter and regulatory approval. He currently serves as Chairman of the Board and Chief Executive Officer (“CEO”) of the Company and the Bank, positions he has held since the Company was founded in 2005.

Prior to establishing the Bank in 2005, Mr. Baack held positions at the Federal Deposit Insurance Corporation (“FDIC”), Commerce Bank, First State Bank of Excelsior and Hampton Bank, all located in the State of Minnesota. He has over 35 years of commercial banking and regulatory experience. As a result of the Bank’s continued success, Mr. Baack was recognized in The Minnesota 500 as one of the most powerful and influential leaders in Minnesota in 2019, 2020 and 2022 and in the Twin Cities Business magazine as one of the top 100 people to know in 2019. He currently serves on the Advisory Board for the commercial banking program at Marquette University. Mr. Baack holds a B.S. from Minnesota State University, Mankato and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Age: 58 Director Since: 2005 Committees: N/A Position: Chairman and CEO

Qualifications:

Our Board believes that Mr. Baack is qualified to serve as a director based on his management and leadership experience as the Company’s CEO and his extensive background in the banking industry. He plays a vital role in business development and is instrumental in defining strategic initiatives and asserting new opportunities for growth.

Lisa Brezonik

Background:

Ms. Brezonik has served as a director of the Company and the Bank since 2019. In September 2024, she joined Carlson Private Capital as an Operating Partner after completing her interim Chief Executive Officer role at Pivot Strategies LLC in 2024. Ms. Brezonik is an accomplished leader with over 30 years of experience, bringing expertise in operations, talent acquisition, human resources, mergers and acquisitions and leadership development to the Company. She joined Salo in 2015 as Chief Talent Officer, became Chief Operating Officer in 2017 and was President and CEO from 2018 to 2023. Before joining Salo, Ms. Brezonik spent eight years as the owner and entrepreneur behind Brezonik Consulting, a Twin Cities executive coaching and organizational consulting firm. Prior to that, she held various leadership roles at RBC Dain Rauscher, Integ Incorporated, and Room and Board, Inc. Ms. Brezonik holds a B.A. from the University of Minnesota and currently serves as a board member for Kipsu, Inc. as well as for Washburn Center for Children.

Age: 55 Director Since: 2019
Committees: Nominating and ESG (Chairperson)

Qualifications:

Our Board believes that Ms. Brezonik is qualified to serve as a director based on her extensive leadership experience. She brings expertise in operations, talent acquisition, human resources, succession planning, mergers and acquisitions and experience building company culture.

2025 Proxy Statement	7

PROPOSAL 1

James Johnson

Background:

Mr. Johnson has served as a director of the Company and the Bank since 2005. He and his wife, Jolynn, are owners of Flagship Marketing, Inc., a privately held company that owns franchises with Express Services, Inc., d/b/a Express Employment Professionals, which delivers recruiting and staffing support and human resource services through a network of more than 800 franchise locations. Additionally, Mr. Johnson is a Regional Franchise Developer for Express Employment International, which provides consulting services to regional owners and offices located in Minnesota, Iowa, Wisconsin, Illinois, and South Dakota. As a prominent business owner in the Twin Cities and long-standing talent acquisition professional, Mr. Johnson has significant ties to local business leaders and brings experience with talent management and human resources. He holds a B.A. and a B.S. from Iowa State University.

Age: 62 Director Since: 2005 Committees: Audit and Nominating and ESG

Qualifications:

Our Board believes that Mr. Johnson is qualified to serve as a director based on his experience with helping businesses to navigate a variety of talent management and human resources issues, along with his significant ties to other business leaders in our market areas.

Mohammed Lawal

Background:

Mr. Lawal has served as a director of the Company and the Bank since 2020. He is the lead founder of LSE Architects, Inc., an entrepreneurial, Twin Cities-based architecture, interior design and planning firm and has served as its CEO and Principal Architect since 2011. Mr. Lawal has over 34 years of experience in design, planning and programming. Under his leadership, LSE Architects has provided architectural services for a variety of projects ranging from barbershops, hospitality, educational, and commercial development to multifamily housing and U.S. Bank Stadium. Mr.  Lawal is a member of AIA Minnesota and, in 2021, he was elevated to the AIA College of Fellows for his exceptional work and contributions to architecture and society. As an architect that designs commercial buildings and market-rate housing projects, Mr. Lawal brings unique insights into current real estate and construction markets. He holds a Bachelor of Architecture from the University of Minnesota and currently serves as the President for Friends of the Hennepin County Library, a non-profit organization.

Age: 58 Director Since: 2020 Committees: Nominating and ESG

Qualifications:

Our Board believes that Mr. Lawal is qualified to serve as a director based on his entrepreneurial experience of developing, executing, and implementing a business idea. As an architect that designs commercial buildings and market-rate housing projects, Mr. Lawal brings unique insights into current real estate and construction markets.

8	Bridgewater Bancshares, Inc.

PROPOSAL 1

Douglas Parish

Background:

Mr. Parish has served as a director of the Company and the Bank since 2018. He is the Chief Financial Officer of Northern Star Scouting and former (retired in 2017) Senior Vice President and Chief Compliance Officer for Ameriprise Financial, Inc. a Fortune 250 diversified financial service company. As a Certified Public Accountant, Mr. Parish is a financial expert with 35 years of diverse experience across several disciplines, including accounting, finance, audit, risk management, regulatory compliance and corporate governance. Recruited to Ameriprise in 2005 at the time of the company’s spin-off from American Express, he worked to build a world-class internal audit function for this Fortune 250 diversified financial services company. Prior to his tenure at Ameriprise, Mr. Parish was Vice President and Chief Internal Auditor at Ceridian Corporation and held numerous audit roles at Citigroup. Mr. Parish holds a B.A. from St. Olaf College and currently serves on the boards of Vocal Essence and St. Croix Valley Korean American Cultural Society.

Age: 58 Director Since: 2018
Committees: Audit (Chairperson)

Qualifications:

Our Board believes that Mr. Parish is qualified to serve as a director based on his financial expertise across several disciplines, including accounting, finance, audit, risk management, regulatory compliance, and corporate governance. Our Board has determined that Mr. Parish also qualifies as an “audit committee financial expert,” as that term is defined under applicable Securities and Exchange Commission (“SEC”) rules.

Jeffrey Shellberg

Background:

Mr. Shellberg is a founder of the Company and has served as a director of the Company and the Bank since its formation in 2005. Mr. Shellberg has worked in the regulatory and commercial banking industry for over 35 years. Mr. Shellberg is the Secretary, Executive Vice President and Chief Credit Officer of the Company, positions he has held since 2013 and is responsible for all aspects of the Bank’s credit policies. Prior to 2013, Mr. Shellberg oversaw the lending division in addition to his responsibilities as Chief Credit Officer. He currently chairs the loan and credit risk management committees and plays an integral role in credit actions on the Bank’s largest lending relationships. Mr. Shellberg’s extensive experience in community banking includes strategic planning, policy formation, risk management, asset and liability management, as well as external and internal audit. Prior to joining the Bank, Mr. Shellberg was Senior Vice President of Klein Bank and began his banking career at the FDIC in 1985, where he worked for 15 years. Mr. Shellberg holds a B.S. from Iowa State University and is an alumnus of the Graduate School of Banking at Colorado, Boulder. He served as a board member for PCs for People, a non-profit organization through 2024.

Age: 63 Director Since: 2005
Committees: N/A Position: Secretary, Executive Vice President and Chief Credit Officer

Qualifications:

Our Board believes that Mr. Shellberg is qualified to serve as a director based on his extensive experience in community banking, bank regulation, and as the Company’ s co-founder and Chief Credit Officer.

2025 Proxy Statement	9

PROPOSAL 1

David Volk

Background:

Mr. Volk has served as a director of the Company and the Bank since 2017. Mr. Volk is a principal at Castle Creek Capital®, an alternative asset management firm focused on the community banking industry, located in San Diego, California. He has been with Castle Creek Capital since 2005 and has led or supported investments in numerous recapitalization, distressed and growth situations. Prior to joining Castle Creek Capital, Mr. Volk worked as an associate with TW Associates Capital, Inc. after receiving his initial training at Ernst & Young. Mr. Volk’s extensive financial institution experience based in strategic planning, operational improvements, acquisitions and capital financing brings a perspective to the opportunities and challenges facing banks nationwide. Mr. Volk holds a B.S. from Santa Clara University and a M.S. from the University of Virginia and currently serves as a board member for California BanCorp, Bank of Idaho Holding Company and Spend Life Wisely Company. He previously served as a director of InBankshares Corporation from 2022 to 2023.

Age: 48 Director Since: 2017
Committees: Compensation and Nominating and ESG

Qualifications:

Our Board believes that Mr. Volk is qualified to serve as a director based on his extensive financial institution experience in strategic planning, operational improvements, mergers and acquisitions, and capital markets. Mr. Volk brings a national perspective on the opportunities and challenges facing banks.

Continuing Directors

David Juran

Background:

Mr. Juran has served as a director of the Company and the Bank since 2010 and currently serves as Lead Independent Director of the Company’s Board. Mr. Juran is the President and Chief Executive Officer of Colliers Mortgage Holdings LLC and Colliers Mortgage LLC. He has been with Colliers Mortgage (and its predecessor Dougherty Financial Group LLC) since 2002. Colliers Mortgage Holdings LLC is the parent company of Colliers Mortgage LLC, Colliers Securities LLC and Colliers Insurance Agency LLC. Colliers Mortgage LLC, a full-service nationwide mortgage banking firm, specializes in financing market rate, affordable and senior housing throughout the United States. Prior to joining Colliers Mortgage, Mr. Juran served as Senior Vice President of a regional investment banking firm for over 13 years. His experience and expertise in programs supporting the creation of multifamily housing, assisted living and affordable housing coupled with his knowledge of lending programs through HUD/FHA, GNMA and Fannie Mae provide the Board with insights into these specialized market areas. Mr. Juran holds a B.S. from the University of St.  Thomas and is currently a member of the school’s Board of Trustees. He is fully licensed under NASD Series 7 and 53, State Series 63, and SEC Series 50 and serves on the boards of Colliers Mortgage Holdings LLC, Summit Academy and Minnesota Attainable Housing.

Age: 57 Director Since: 2010
Committees: Compensation (Chairperson)

Qualifications:

Our Board believes that Mr. Juran is qualified to serve as a director based on his extensive leadership background and his experience as an owner, developer, and investor of multifamily housing and commercial real estate projects in our market areas.

10	Bridgewater Bancshares, Inc.

PROPOSAL 1

Thomas Trutna

Background:

Mr. Trutna has served as a director of the Company and the Bank since 2005. He is the President and Founder of Trutna Enterprises, Inc. d/b/a BIG INK, a visual communications company that creates branded solutions for Fortune 1000 companies, an organization he has run since 1999. Prior to founding BIG INK, Mr. Trutna held marketing and business management positions at General Mills and Periscope, a Twin Cities advertising firm. As a prominent business owner in the Twin Cities and long-standing resident of Minnesota, Mr. Trutna has experience leading an organization and has significant ties to local business leaders. Mr. Trutna holds a B.S. from Minnesota State University, Mankato and is a frequent guest lecturer for entrepreneurial classes and professional organizations across the Twin Cities.

Age: 59 Director Since: 2005
Committees: Audit and Nominating and ESG
Qualifications: Our Board believes that Mr. Trutna is qualified to serve as a director based on his experience leading an organization and his ties to other local business leaders in our market areas.

Todd Urness

Background:

Mr. Urness has served as a director of the Company and the Bank since 2005. He is a shareholder at the law firm of Winthrop & Weinstine, P.A., located in Minneapolis, Minnesota. Mr. Urness has practiced with Winthrop & Weinstine since 1985 and has been a shareholder of the firm since 1988. He has served on the Board of Directors of Winthrop & Weinstine as well as its senior management and compensation committees since 1993. In addition, he is the practice leader for the law firm’s real estate group giving him significant knowledge of lending in local markets. Mr. Urness’ involvement in real estate also expands to the development and ownership of several local real estate projects, primarily focused on multifamily housing. He holds a B.A. from Gustavus Adolphus College and a J.D. from the University of Minnesota School of Law. In addition, Mr. Urness is a Certified Public Accountant and a member of the Minnesota Bar.

Age: 68 Director Since: 2005 Committees: Compensation

Qualifications:

Our Board believes that Mr. Urness is qualified to serve as a director based on his expertise and experience on multifamily housing and commercial real estate. This includes extensive legal and practical experience in identifying, strategizing, and executing on opportunities.

2025 Proxy Statement	11

PROPOSAL 1

Other than Mr. Baack and Mr. Shellberg, who also serve as directors, the business and banking background and experience of each of our executive officers for at least the past five years is set forth below. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other executive officer or any of our current directors. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer.

Joseph Chybowski

Background:

Mr. Chybowski joined the Company in 2013 as Controller and has served in his role as Chief Financial Officer since 2017, and was also named President of the Company in 2024. Mr.  Chybowski directs and manages all financial-related activities, including, the Company’s accounting, regulatory reporting, liquidity management, investment strategies, insurance and capital development. In his role as President, he is responsible for oversight of all business operations of the Company and influences all facets of the Company, including strategic decision making and corporate governance. Prior to joining the Company, Mr. Chybowski worked for Performance Trust Capital Partners in Chicago from 2009 to 2013 advising financial institutions on investment portfolio strategy and asset/liability management. In 2024, Mr. Chybowski was named a ’40 Under 40’ honoree by Minneapolis/St. Paul Business Journal and inn 2022, was recognized as one of the Notable Chief Financial Officers by Twin Cities Business for his ability to effect change and initiate outstanding growth for the Bank. Mr. Chybowski received his B.S. from North Park University in Chicago and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Age: 38
Position: President and Chief Financial Officer

Mary Jayne Crocker

Background:

Ms. Crocker has been with the Company since its founding in 2005 and served as Executive Vice President and Chief Operating Officer of the Company from 2014 to 2024. In April 2024, Ms.  Crocker was appointed to the role of Executive Vice President and Chief Strategy Officer, where she is responsible for shaping long-term strategic plans to ensure alignment with the Bank’s strategy. Ms. Crocker has over 30 years of experience in the financial services industry and was recognized in BankBeat as one of the Outstanding Women in 2024 and was recognized as one of the Top Women in Finance in the Twin Cities by Finance & Commerce in 2013 and 2020. Furthermore, she was honored as one of the Top Women in Business in 2017 by the Minneapolis/St. Paul Business Journal and is a founding member of the Women’s Leadership Council of the Minneapolis/St. Paul Business Journal. She currently serves on the boards of the Eden Prairie Community Foundation and Team Women, as well as the advisory board of Merevie. Ms. Crocker received her B.C. from McMaster University in Ontario and is an alumna of The Institute of Certified Bankers.

Age: 63
Position: Executive Vice President and Chief Strategy Officer

12	Bridgewater Bancshares, Inc.

PROPOSAL 1

Nick Place

Background:

Mr. Place has been with the Company since 2007, and currently serves as its Chief Banking Officer where he oversees all aspects of client growth and relationship management, including lending, treasury management, deposit services, and marketing. Prior to his current position, Mr. Place served as Chief Lending Officer from 2015 to 2024 where he oversaw a talented team of lenders as well as an active portfolio of loans and before that held the role of Vice President of Commercial Lending and was responsible for the origination of commercial loans.  Mr. Place has been instrumental in strategically developing specialty loan products in response to market demands. He currently serves on the boards of Rethos Places Reimagined and Minnesota Housing Partnership and is often a guest speaker on numerous commercial real estate panels throughout the Twin Cities. Prior to joining the Bank, he was employed at Ameriprise Financial. He started his career in banking at Wells Fargo. Mr. Place received his B.A. and B.S. from the University of St.  Thomas and is an alumnus of the Graduate School of Banking at Colorado, Boulder.

Age: 40
Position: Chief Banking Officer

Lisa Salazar

Background:

Ms. Salazar has been with the Company since 2018, and currently serves as the Chief Operating Officer, overseeing operations, technology, and product initiatives to drive efficiency and enhance the overall client experience. Ms. Salazar has over 30 years of experience in the financial services industry, focused primarily on all aspects of deposit and fee income generation for commercial banking. Ms. Salazar served as Chief Deposit Officer from 2019 to 2024, where she led the Deposit Services and Treasury management teams, contributing to the growth of the Bank’s deposit portfolio and maintaining key client relationships. Prior to 2019, Ms. Salazar was the Senior Vice President of Deposit Services and Emerging Products. She was recognized as a Notable Leader in Banking & Finance in 2023 by Twin Cities Business and as one of the Top Women in Finance in the Twin Cities by Finance & Commerce in 2021 and currently serves on the board of UMACHA. Prior to joining the Bank, Ms. Salazar was with TCF National Bank where she worked for 23 years, most recently working as National Sales Manager of Treasury. She received her B.A. from Minnesota State University Moorhead.

Age: 52
Position: Chief Operating Officer

2025 Proxy Statement	13

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

We currently have ten directors serving on our Board, a majority of whom we have determined to be “independent,” based on the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and applicable SEC rules. Applying these standards, and based on information provided by each director concerning his or her background, employment and affiliations, our Board has affirmatively determined that, with the exceptions of Mr. Baack and Mr. Shellberg, each of our current directors is an independent director. The Board determined that Mr. Baack and Mr. Shellberg do not qualify as independent directors because they are executive officers of the Company and the Bank.

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, with additional special meetings held from time to time as necessary. Our directors also discuss business and other matters with Mr. Baack, other key executives and our principal external advisers (legal counsel, auditors and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, and Nominating and ESG Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable laws and regulations and our Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”).

The current charters of the Audit Committee, Compensation Committee, and Nominating and ESG Committee are available on the Company’s website at investors.bridgewaterbankmn.com under the “Investor Relations – Governance Documents” heading.

The Board held 13 regularly scheduled and special meetings during 2024. In 2025, the full Board intends to meet at least 10 times with special meetings held from time to time when necessary and through committee membership, which is discussed below. During 2024, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting of shareholders, we encourage and expect all of our directors to attend. Last year, all directors attended the virtual annual meeting of shareholders.

14	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Audit Committee

Our Audit Committee currently consists of Douglas Parish (Chairperson), James Johnson, and Thomas Trutna. Our Board has evaluated the independence of the members of our Audit Committee and has affirmatively determined that: (i) each of the members of our Audit Committee meets the definition of “independent director” under Nasdaq rules; (ii) each of the members satisfies the additional independence standards under Nasdaq rules and applicable SEC rules for audit committee service; and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, Nasdaq rules require at least one member of the Audit Committee to have a certain level of financial sophistication, and our Board has determined that Mr. Parish has the required financial sophistication due to his experience and background. Our Board has determined that Mr. Parish also qualifies as an “audit committee financial expert,” as that term is defined under applicable SEC rules.

Our Board has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The current charter of the Audit Committee is available on our website at investors.bridgewaterbankmn.com. As described in its charter, our Audit Committee has the primary responsibility for, among other things, the matters listed below.

Audit Committee Members		# of Meetings in 2024: 8

Douglas Parish (Chairperson)	James Johnson	Thomas Trutna

Primary Responsibilities

●
selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;
●
reviewing the independence of our independent auditors;
●
meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures;
●
reviewing our earnings releases and reports filed with the SEC;
●
reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports;
●
reviewing and approving transactions for potential conflicts of interest under the Company's Code of Business Conduct and Ethics; and
●
handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.

2025 Proxy Statement	15

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Compensation Committee

Our Compensation Committee currently consists of David Juran (Chairperson), Todd Urness and David Volk. Our Board has evaluated the independence of the members of our Compensation Committee and has affirmatively determined that: (i) each of the members of our Compensation Committee meets the definition of “independent director” under Nasdaq rules; and (ii) each of the members satisfies the additional independence standards under Nasdaq rules for compensation committee service.

Our Board has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The current charter of the Compensation Committee is available on our website at investors.bridgewaterbankmn.com. As described in its charter, our Compensation Committee has the primary responsibility for, among other things, the matters listed below.

Compensation Committee Members		# of Meetings in 2024: 3

David Juran (Chairperson)	Todd Urness	David Volk

Primary Responsibilities

●
reviewing, monitoring and approving our overall compensation structure, policies and programs and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;
●
determining the annual compensation of our CEO and all other executive officers;
●
overseeing the administration of our equity plans and other incentive compensation plans and programs and making recommendations to our Board relating to these matters when appropriate;
●
reviewing, approving, and recommending to the Board for approval, as appropriate, any employment related agreements for the CEO and other executive officers;
●
designing and structuring the Company's stock ownership guidelines, determining the individuals subject to the guidelines, and monitoring compliance with such guidelines; and
●
handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Our Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Non-employee director compensation decisions are made by our Board, which includes two NEOs.

16	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Nominating and ESG Committee

Our Nominating and ESG Committee currently consists of Lisa Brezonik (Chairperson), James Johnson, Mohammed Lawal, Thomas Trutna and David Volk. Our Board has evaluated the independence of the members of our Nominating and ESG Committee and has affirmatively determined that each of the members of our Nominating and ESG Committee meets the definition of “independent director” under Nasdaq rules.

Our Board has adopted a written charter, which sets forth the Nominating and ESG Committee’s duties and responsibilities. The current charter of the Nominating and ESG Committee is available on our website at investors.bridgewaterbankmn.com. As described in its charter, our Nominating and ESG Committee has the primary responsibility for, among other things, the matters listed below.

Nominating and ESG Committee Members		# of Meetings in 2024: 2

Lisa Brezonik (Chairperson)	James Johnson	Mohammed Lawal	Thomas Trutna	David Volk

Primary Responsibilities

●
recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;
●
reviewing the composition of our Board as a whole and making recommendations;
●
reviewing the Board’s committee structure and composition and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairpersons annually;
●
overseeing the implementation and execution of the Company’s strategy and practices related to ESG issues and communication of progress on ESG initiatives to stakeholders;
●
developing and reviewing the CEO and executive officer succession plan;
●
reviewing annually the principles set forth in the corporate governance guidelines and recommending changes to the Board; and
●
handling such other matters that are specifically delegated to the Nominating and ESG Committee by our Board from time to time.

In carrying out its nominating functions, the Nominating and ESG Committee has developed qualification criteria to consider for all potential director nominees, including incumbent directors, Board nominees and shareholder nominees. The Nominating and ESG Committee will consider for nomination prospective director nominees who:

●	have the highest level of character and integrity;
●	have a current knowledge of the Company’s industry or other industries relevant to the Company’s business;
●	are capable of evaluating complex business issues and making sound judgments and constructively challenging management’s recommendations and actions;
●	are networked in the communities in which the Company does business;
●	have the ability and willingness to commit adequate time to Board and committee matters;
●	are capable of working in a collegial manner with persons of different educational, business and cultural backgrounds; and
●	contribute to the Board’s diversity of skills, backgrounds, and perspectives, including diversity with respect to race, gender, ethnicity, and areas of expertise.

2025 Proxy Statement	17

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Nominating and ESG Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent directors” in accordance with Nasdaq rules (to ensure that, at all times, at least a majority of our directors are independent).

Prior to nominating an existing director for re-election to the Board, the Nominating and ESG Committee will also consider the director’s attendance at, participation in, and contributions to Board and committee activities.

The Nominating and ESG Committee will give appropriate consideration to candidates for board membership properly proposed by shareholders that are supported by adequate information about the candidates’ qualifications and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and ESG Committee. The procedures required for shareholders to properly propose candidates for board membership are set forth in more detail in this proxy statement.

Commitment to ESG

We are committed to establishing and advancing impactful initiatives that support the Company’s corporate responsibility as one of the largest locally-led banks in the Twin Cities, while regularly sharing our progress with stakeholders.

The Nominating and ESG Committee oversees the Company’s ESG strategy and practices while a management-level ESG Committee is responsible for implementing Bridgewater’s ESG program. We have identified four ESG priorities that guide our ESG strategy:

●	leverage our unconventional corporate culture to have a positive impact on our team members, clients and communities;
●	create a diverse, equitable and inclusive work environment and community;
●	ensure strong corporate governance oversight, including an effective risk management framework to support a growing organization; and
●	contribute to a healthier natural environment in the communities in which we live and work.

In an effort to increase communication with stakeholders regarding our progress on ESG, we maintain an ESG webpage to share a summary of the actions we have taken to support our ESG priorities. The webpage is updated periodically to highlight ongoing efforts to support ESG-related initiatives. For more information regarding our ESG commitment, please visit our ESG webpage at www.bridgewaterbankmn.com/about-bridgewater/esg.

Board Leadership Structure

Our Board does not have a formal policy requiring the separation of the roles of Chairperson of the Board and CEO. It is our directors’ view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and ESG Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Since our formation, the positions of Chairperson and CEO have been combined and held by Mr. Baack. We believe this Board leadership structure is the most appropriate for our Company because of the efficiencies achieved in having the role of Chairperson and CEO combined, and because the detailed knowledge of our day-to-day operations and business that the CEO possesses greatly enhances the decision-making processes of the Board as a whole.

As noted above, Mr. Baack is not currently considered to be an “independent director” according to Nasdaq rules. Because the Chairperson of the Board is not an independent director, the Board has determined that it is appropriate to appoint a lead independent director (“Lead Director”). The full duties and responsibilities of the Lead Director are included in our Corporate Governance Guidelines and are summarized below.

18	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Lead Director

Mr. David Juran currently serves as the Lead Director. Mr. Juran brings a strong understanding of the Company and its business, as well as significant leadership, to this important role. The principal duties and responsibilities of the Lead Director include:

●	presiding at all meetings of the Board at which the Chairperson and CEO is not present;
●	presiding at executive sessions of the independent directors;
●	reviewing and approving meeting agendas, meeting schedules and information sent to the Board;
●	serving as a liaison between the Chairperson and CEO and the independent directors; and
●	being available for consultation and direct communication with shareholders, as appropriate.

Board Composition

Our Board is composed of directors with a mix of tenure, with longer serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspectives to Board discussions.

The Nominating and ESG Committee regularly assesses our directors' mix of skills, experience, tenure and diversity in light of the Company's long-term strategy and advises the Board of its determinations with respect to Board composition and director refreshment. Our incumbent directors and director nominees have a mix of skills and experience that we believe are relevant to the Company’s long-term strategy and success.

As needed, the Nominating and ESG Committee identifies and evaluates potential director nominees, taking into consideration the overall needs, composition, and size of the Board.

Independent Director Sessions

Consistent with Nasdaq listing requirements, the independent directors regularly meet without the non-independent directors present. In 2024, the independent directors held two executive sessions without the non-independent directors present.

Board’s Role in Risk Oversight

Our Board believes that proactive risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board assuming a different and important role in overseeing the management of the risks we face.

Our full Board oversees our enterprise-wide risk management program and framework, which establishes our overall risk appetite, risk management strategies, and enables our management to identify, quantify, manage and report on the risks we face. Our full Board also reviews and oversees various policies and practices established by management to identify, assess, measure and manage key risks we face, including risk appetite key risk indicators developed by management. The Audit Committee of our Board is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal controls over financial reporting). The Compensation Committee of our Board has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Nominating and ESG Committee of our Board oversees risks associated with the independence of our Board and potential conflicts of interest.

Our management-level Enterprise Risk Management Committee (“ERMC”) consists of our strategic leadership team, our Chief Risk Officer, and members from other key functional areas of the Company. The ERMC is responsible for implementing and reporting to our Board or an appropriate Board committee the development and continuous enhancement of our Risk Management program and framework, including by identifying, assessing, quantifying, monitoring, reporting, and managing the risks we face, including strategic, operational, reputational, capital, liquidity, market, credit and compliance risks, on a day-to-day

2025 Proxy Statement	19

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

basis. Our ERMC is also responsible for creating and recommending to our Board for approval a risk appetite statement and key risk indicators reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board in risk oversight is consistent with our leadership structure, with the members of our ERMC having responsibility for assessing and managing our risk exposure, and our Board and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systematic and effective approach for identifying, managing and mitigating risks throughout our operations.

Compensation Committee Interlocks and Insider Participation

During 2024, David Juran, Todd Urness and David Volk served on our Compensation Committee. None of the members of our Compensation Committee will be or has been an officer or employee of the Company. None of our executive officers serves or has served as a member of the Board, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Our branch building in Greenwood, Minnesota, is leased by the Bank from Bridgewater Properties Greenwood, LLC (“Greenwood”), an entity owned in part by Mr. Juran and Mr. Urness, members of the Compensation Committee, each of whom owns a 12.5% membership interest in Greenwood. In 2020, the Bank exercised a renewal option to extend the term of the lease to August 1, 2026. The Bank has one additional five-year renewal option that will permit the Bank to extend the lease through August 1, 2031. The total amount of rent payable by the Bank to Greenwood during the remaining current term of the lease is approximately $464 thousand (inclusive of base rent, estimated real estate taxes and estimated operating costs). The total amount of rent paid by the Bank to Greenwood during 2023 was approximately $275 thousand and the amount paid in 2024 was approximately $288 thousand (in both cases, inclusive of base rent, real estate taxes and operating costs). The Company and the Bank believe the terms of this lease are consistent with the terms of leases for similar properties that could be received in arm’s-length negotiations with third parties.

In 2023, 2024 and prior years, we purchased loan participation interests from and held an interest in a syndicated loan originated by Colliers Mortgage LLC (“Colliers Mortgage”) and entered into amendments and extensions regarding the same. Mr. Juran is an executive officer of and owns more than 10% of Colliers Mortgage Holdings LLC, the parent company of Colliers Mortgage and Colliers Securities LLC (“Colliers Securities”). For each of the loans, Colliers Mortgage acts as the servicer of the loans. Pursuant to servicing and participation agreements for each of the loans, in lieu of a direct payment of a servicing fee by the Company to Colliers Mortgage, the loans have pass-through rates which are between 15 basis points and 125 basis points lower than the loan’s contractual rate. Servicing fees are negotiated on a loan-by-loan basis. As of December 31, 2023, our interests in the subject loans had an aggregate outstanding balance of $19.2 million, and in 2023, the servicing fees paid to Colliers Mortgage were approximately $44 thousand. As of December 31, 2024, our interests in the subject loans had an aggregate outstanding balance of $20.9 million, and in 2024, the servicing fees paid to Colliers Mortgage were approximately $48 thousand. Additionally, we purchased $8.7 million of securities in 2023 and $500 thousand of securities in 2024 in transactions in which Colliers Securities acted as broker for the Company or the issuer of the securities and received commissions of approximately $47 thousand and $4 thousand in 2023 and 2024, respectively. The Company and the Bank believe the terms of this relationship are consistent with the terms of agreements for similar transactions that could be received in arm’s-length negotiations with third parties.

In 2023, we acquired an undeveloped parcel of land from a third party and entered into a development services agreement to engage North Shore Development Partners LLC (“North Shore”) to perform services for the development of and coordination of infrastructure improvements to the parcel. Mr. Urness and Mr. Juran each own 50% of the membership interests in North Shore. Pursuant to the agreement, we agreed to pay North Shore a fee equal to 5% of the total project costs, but not to exceed a total of $250 thousand. No development service fees were paid to North Shore in 2023 and approximately $125 thousand development service fees were paid to North Shore in 2024. The Company and the Bank believe the terms of this agreement are consistent with the terms of development agreements for similar properties that could be received in arm’s-length negotiations with third parties.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow and is available on our website at investors.bridgewaterbankmn.com. In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

20	Bridgewater Bancshares, Inc.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Anti-Hedging Policy

The Company’s insider trading policy includes provisions that specifically prohibit our directors, officers and employees from entering into hedging transactions with respect to the Company’s securities. To our knowledge, none of our directors, officers or employees has entered into a hedging transaction involving Company securities in violation of this prohibition.

Insider Trading Policy

The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of its securities by directors, officers and employees of the Company that is designed to promote compliance with insider trading laws, rules and regulations and any applicable Nasdaq listing standards. A copy of the Insider Trading Policy can be found on our website at investors.bridgewaterbankmn.com, and is included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

Director Compensation

The following table sets forth information regarding 2024 compensation for each of our non-employee directors. None of the directors receives any compensation or other payment in connection with his or her service as a director other than compensation received from the Company as set forth below.

	Fees Earned
	or Paid in	Stock	All Other
Name	Cash	Awards(1)	Compensation		Total
Lisa Brezonik	$—	$81,424	$—		$81,424
James Johnson	—	81,424	—		81,424
David Juran	—	81,424	—		81,424
Mohammed Lawal	—	81,424	—		81,424
Douglas Parish(2)	60,000	40,712	—		100,712
Thomas Trutna	40,000	40,712	—		80,712
Todd Urness	—	81,424	—		81,424
David Volk(3)	80,000	—	8,000	(4)	88,000

(1)	In accordance with SEC regulations, stock awards are valued at the grant date fair value computed in accordance with Financial Accounting Standards (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For stock awards, the fair value per share is equal to the closing price of the Company stock on the date of grant. The assumptions used in calculating the grant date fair value of the stock awards are set forth in Note 18 to our consolidated financial statements for the year ended December 31, 2024, as included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.
(2)	Mr. Parish received an additional quarterly cash retainer of $5,000 for serving as Chairperson of the Audit Committee.
(3)	All fees were paid in the name of Castle Creek Advisors VIII LLC, an affiliate of Castle Creek Capital Partners VIII, LP (“Castle Creek”) that provides management services to Castle Creek pursuant to a management agreement, on behalf of Mr. Volk in his capacity as a member of the Board.
(4)	This amount reflects a travel stipend paid to Castle Creek Advisors VIII LLC for Mr. Volk to attend Board and committee meetings in-person.

2025 Proxy Statement	21

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

In 2024, the Company’s non-employee directors were paid a quarterly retainer equal to $20,000. Pursuant to the Company’s non-employee director compensation program, each non-employee director is paid one-half of the quarterly retainer fee in cash and one-half in fully-vested stock awards, provided that each non-employee director was permitted to make an advance annual election to receive all such non-employee director’s retainer in fully-vested stock awards. For retainers paid to an affiliate of a non-employee director through arrangements made with such non-employee director, all of the retainer is paid to such affiliate in cash unless the non-employee director made an election for the affiliate to receive all of the retainer in fully-vested stock awards. The Company paid an additional quarterly cash retainer of $5,000 to Mr. Parish as the Chairperson of the Audit Committee. Pursuant to an arrangement made with Mr. Volk, the retainer for Mr. Volk was paid to Castle Creek Advisors VIII LLC, which retainer was paid in cash. The program provides for payment of a $1,000 travel stipend for non-employee directors that travel to attend meetings from outside of Minnesota or states contiguous to Minnesota. Messrs. Baack and Shellberg, who also serve as executive officers of the Company, do not receive compensation for their service on the Board.

Previously, the Compensation Committee retained an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to provide a summary of market compensation and pay levels to non-employee directors, key findings, and preliminary recommendations with respect to the compensation of our non-employee directors as compared to those of our peers. No change was made to the amount of the retainer paid to non-employee directors for 2024.

Director Stock Ownership and Retention Guidelines

In 2020, the Board adopted stock ownership and retention guidelines for non-employee directors as another way to align the long-term interests of the Company’s non-employee directors with those of the Company’s shareholders. Our director stock ownership and retention guidelines provide that directors are expected to own, within five years of the effective date of the policy, shares of common stock with an aggregate fair market value equal to or greater than four times the annual cash retainer received by each director, which is currently $40,000, not including fees payable for committee service. Directors of the Company elected after 2020 are required to meet the stock ownership guidelines within five calendar years following the year in which they were elected.

The Compensation Committee reviews progress towards satisfying stock ownership guidelines annually. All non- employee directors have either achieved the minimum stock ownership requirements or are making appropriate progress toward the requirements and are still within the permitted period for attaining the ownership requirements.

Shareholder Communications with the Board

Shareholders may contact our Board by contacting Jerry Baack, Chairman and CEO, Bridgewater Bancshares, Inc. at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416 or (952) 893-6868. Any such communications are delivered to the Board.

22	Bridgewater Bancshares, Inc.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” below, the following is a description of transactions in the 2023 and 2024 fiscal years to which we have been a party in which the amount involved exceeded or will exceed $120 thousand, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Our branch building in Greenwood, Minnesota, is leased by the Bank from Greenwood, an entity owned by certain of our executive officers and directors. Mr. Baack, Chairman of the Board and CEO, and Mr. Shellberg, our Executive Vice President, Chief Credit Officer and Director are members and are on the board of governors of Greenwood, and Mr. Shellberg also serves as the chief manager of Greenwood. The following directors of the Company and the Bank are also members of Greenwood: Messrs. Johnson, Juran, Trutna and Urness. Messrs. Baack, Shellberg, Johnson, Juran, Trutna and Urness each own a 12.5% membership interest in Greenwood. In 2020, the Bank exercised a renewal option to extend the term of the lease to August 1, 2026. The Bank has one additional five-year renewal option that will permit the Bank to extend the lease through August 1, 2031. The total amount of rent payable by the Bank to Greenwood during the remaining current term of the lease is approximately $464 thousand (inclusive of base rent, estimated real estate taxes and estimated operating costs). The total amount of rent paid by the Bank to Greenwood during 2023 was approximately $275 thousand and the amount paid in 2024 was approximately $288 thousand (in both cases, inclusive of base rent, real estate taxes and operating costs). In lieu of the Company’s stated related party transaction approval process, described below, our Board formed a special committee in 2020 to review the transaction consisting of all of the Company’s non-employee directors that did not have an interest in the transaction. In approving the related party transaction, the special committee considered, among other factors, the fairness of the transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of any improper conflicts of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and any potential violations of other corporate policies. The Company and the Bank believe the terms of this lease are consistent with the terms of leases for similar properties that could be received in arm’s-length negotiations with third parties.

In 2023, 2024 and prior years, we purchased loan participation interests from and held an interest in a syndicated loan originated by Colliers Mortgage and entered into amendments and extensions regarding the same. Mr. Juran is an executive officer of and owns more than 10% of Colliers Mortgage Holdings LLC, the parent company of Colliers Mortgage LLC and Colliers Securities. For each of the loans, Colliers Mortgage acts as the servicer of the loans. Pursuant to servicing and participation agreements for each of the loans, in lieu of a direct payment of a servicing fee by the Company to Colliers Mortgage, the loans have pass-through rates which are between 15 basis points and 125 basis points lower than the loan’s contractual rate. Servicing fees are negotiated on a loan-by-loan basis. As of December 31, 2023, our interests in the subject loans had an aggregate outstanding balance of $19.2 million, and in 2023, the servicing fees paid to Colliers Mortgage were approximately $44 thousand. As of December 31, 2024, our interests in the subject loans had an aggregate outstanding balance of $20.9 million, and in 2024, the servicing fees paid to Colliers Mortgage were approximately $48 thousand. Additionally, we purchased $8.7 million of securities in 2023 and $500 thousand of securities in 2024 in transactions in which Colliers Securities acted as broker for the Company or the issuer of the securities and received commissions of approximately $47 thousand and $4 thousand in 2023 and 2024, respectively. The Company and the Bank believe the terms of this relationship are consistent with the terms of agreements for similar transactions that could be received in arm’s-length negotiations with third parties.

In 2023, we acquired an undeveloped parcel of land from a third party and entered into a development services agreement to engage North Shore to perform services for the development of and coordination of infrastructure improvements to the parcel. Mr. Urness and Mr. Juran each own 50% of the membership interests in North Shore. Pursuant to the agreement, we agreed to pay North Shore a fee equal to 5% of the total project costs, but not to exceed a total of $250 thousand. No development service fees were paid to North Shore in 2023 and approximately $125 thousand development service fees were paid to North Shore in 2024. The Company and the Bank believe the terms of this agreement are consistent with the terms of development agreements for similar properties that could be received in arm’s-length negotiations with third parties.

2025 Proxy Statement	23

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Ordinary Banking Relationships

Our directors, officers, certain of our beneficial owners of more than 5% of our common stock and their respective associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to lend with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by the Bank’s board of directors in accordance with applicable bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or the Bank with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve Board of Governors (the “Federal Reserve”) Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120 thousand and a related party has or will have a direct or indirect material interest. Related parties of the Company include directors (including nominees for election as directors), executive officers, 5% shareholders and the immediate family members of these persons. Our Board has adopted a written policy governing the procedures for reviewing and approving related party transactions. Our Audit Committee, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to the policy. If so, the transaction will be referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of any improper conflicts of interest for any director or executive officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

24	Bridgewater Bancshares, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the close of business on the Record Date, regarding the beneficial ownership of our common stock by:

●	each shareholder known by us to beneficially own more than 5% of our outstanding common stock;
●	each of our directors and director nominees;
●	each of our NEOs; and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options currently exercisable or exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 27,596,315 shares of our common stock outstanding as of the close of business on the Record Date.

Except as otherwise indicated, the address for each shareholder listed in the table below is: c/o Bridgewater Bancshares, Inc., 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

	Amount and Nature of	Percent
Name	Beneficial Ownership	of Class

5% Shareholders
Jerry Baack(1)	1,492,805	5.35%
BlackRock, Inc.(2)	1,652,014	5.99%
David Juran(3)	1,586,550	5.75%
Thrivent Financial for Lutherans(4)	2,729,422	9.89%

Directors and Named Executive Officers
Jerry Baack(1)	1,492,805	5.35%
Lisa Brezonik	30,141	*
Joseph Chybowski(5)	290,439	1.04%
Mary Jayne Crocker(6)	359,971	1.30%
James Johnson(7)	241,545	*
David Juran(3)	1,586,550	5.75%
Mohammed Lawal	29,461	*
Douglas Parish(8)	17,984	*
Nick Place(9)	318,971	1.15%
Jeffrey Shellberg(10)	967,611	3.48%
Thomas Trutna	101,521	*
Todd Urness(11)	1,169,903	4.24%
David Volk(12)	298	*
All directors and executive officers—as a group (14 persons)(13)	6,687,865	23.27%
*	Indicates one percent or less.
(1)	Includes 290,000 shares underlying options that are currently exercisable or are exercisable within 60 days of February 24, 2025. Excludes 25,000 shares underlying options that are subject to vesting. Excludes 44,556 shares underlying restricted

2025 Proxy Statement	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

stock units that will not vest within 60 days of February 24, 2025. Includes 3,000 shares held by Mr. Baack as custodian for children. Includes 7,000 shares held jointly with Mr. Baack’s spouse. A total of 300,000 shares are pledged as security for indebtedness.
(2)	Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”) according to a Schedule 13G/A filed by BlackRock with the SEC on January 29, 2024 and as updated by a Form 13F filed by Blackrock with the SEC on February 7, 2025. In the 2024 Schedule 13G/A, BlackRock reported having sole voting power over 1,706,516 shares and sole dispositive power over 1,733,581 shares, and in the Form 13F, Blackrock reported having sole voting power and sole dispositive power over 1,626,556 shares and having shared voting power and sole dispositive power over 25,458 shares. The address reported on the Schedule 13G/A is 50 Hudson Yards, New York, NY 10001.
(3)	Includes 86,775 shares held by Mr. Juran as co-trustee of a marital trust, dated June 18, 2002. Includes 10,725 shares held by Mr. Juran as co-trustee of a residuary trust, dated June 18, 2002. Includes 16,328 shares held by Mr. Juran as trustee of Descendant’s Separate Trust under trust agreement dated September 17, 2018. Includes 121,301 shares held by Mr. Juran as trustee of Marital Trust 2 under a trust agreement dated September 17, 2018. Includes 8,532 shares held in a revocable trust dated January 31, 2014 for which Mr. Juran is the attorney-in-fact for the trustee of the trust, and with respect to which Mr. Juran may possess voting power and investment power.
(4)	Reflects shares beneficially owned by Thrivent Financial for Lutherans (“Thrivent”) as of September 30, 2024, according to a Schedule 13G/A filed by Thrivent with the SEC on November 13, 2024. Based solely on the Schedule 13G/A, Thrivent had sole voting power and sole dispositive power over 14,459 shares and shared voting power and shared dispositive power over 2,714,963 shares. The address reported on the Schedule 13G/A is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402.
(5)	Includes 205,500 shares underlying options that are currently exercisable or are exercisable within 60 days of February 24, 2025. Excludes 12,500 shares underlying options that are subject to vesting. Excludes 25,633 shares underlying restricted stock units that will not vest within 60 days of February 24, 2025. Includes 70,288 shares held jointly with Mr. Chybowski’s spouse. Includes 1,000 shares held by Mr. Chybowski’s spouse in an IRA. A total of 25,000 shares are pledged as security for indebtedness.
(6)	Includes 192,000 shares underlying options that are currently exercisable or are exercisable within 60 days of February 24, 2025. Excludes 5,000 shares underlying options that are subject to vesting. Excludes 25,127 shares underlying restricted stock units that will not vest within 60 days of February 24, 2025. Includes 22,500 shares held jointly with Ms. Crocker’s spouse and 5,000 shares held jointly with Ms. Crocker’s child.
(7)	Includes 59,250 shares held by Mr. Johnson as co-trustee of the James S. Johnson Trust, dated May 28, 2015, and includes 76,750 shares held by Mr. Johnson as co-trustee of the Jolynn Johnson Trust dated May 28, 2015. Includes 10,417 shares held by Mr. Johnson’s spouse in an IRA. A total of 136,000 shares are pledged as security for indebtedness.
(8)	Includes 15,607 shares held by Mr. Parish as co-trustee of the Douglas J. Parish Revocable Trust, dated May 27, 2022.
(9)	Includes 208,500 shares underlying options that are currently exercisable or are exercisable within 60 days of February 24, 2025. Excludes 12,500 shares underlying options that are subject to vesting. Excludes 20,289 shares underlying restricted stock units that will not vest within 60 days of February 24, 2025. Includes 9,300 shares held jointly with Mr. Place’s spouse. Includes 7,500 shares held by Mr. Place’s spouse in an IRA.
(10)	Includes 190,000 shares underlying options that are currently exercisable or are exercisable within 60 days of February 24, 2025. Excludes 5,000 shares underlying options that are subject to vesting. Excludes 21,392 shares underlying restricted stock units that will not vest within 60 days of February 24, 2025. Includes 357,390 shares held by Mr. Shellberg as trustee of the Jeffrey D. Shellberg Trust under agreement dated October 1, 2014. Includes 87,000 shares held by Mr. Shellberg as trustee of the Susan K. Shellberg Family Trust under agreement dated July 16, 2024. Includes 65,000 shares held by Mr. Shellberg as trustee of the Susan K. Shellberg Marital Trust under agreement dated July 16, 2024. A total of 200,000 shares are pledged as security for indebtedness.
(11)	A total of 946,882 shares are pledged as security for indebtedness.
(12)	Mr. Volk is a principal at Castle Creek Capital VIII LLC, which is the sole general partner of Castle Creek Capital Partners VIII, LP, which entity owns 1,172,211 shares of the Company’s common stock as of December 4, 2024, according to a Schedule 13D filed by Castle Creek Capital Partners VIII, LP with the SEC on December 6, 2024. Mr. Volk disclaims beneficial ownership of such shares held by Castle Creek Capital Partners VIII, LP, except to the extent of his pecuniary interest therein.
(13)	Includes a total of 1,145,978 shares underlying options that are currently exercisable or are exercisable within 60 days of February 24, 2025. Excludes 66,250 shares underlying options that are subject to vesting. Excludes 152,382 shares underlying restricted stock units that will not vest within 60 days of February 24, 2025. A total of 1,607,882 shares are pledged as security for indebtedness.

26	Bridgewater Bancshares, Inc.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended ( the “Exchange Act”) requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2024 were made on a timely basis, except for one late Form 4 for Ms.  Crocker reporting one late transaction.

2025 Proxy Statement	27

PROPOSAL 2	NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

✓	The Board recommends that you vote “FOR” the approval of the non-binding, advisory vote to approve the compensation of our named executive officers.

General

As required by Section 14A of the Exchange Act, the Company is conducting a separate non-binding, advisory shareholder vote, commonly known as a “say-on-pay” vote, to approve the compensation of our NEOs. This vote gives shareholders the opportunity to endorse or not endorse the Company’s pay program for its NEOs.

Say-on-Pay Vote

The Company is requesting shareholder approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs for 2024 as listed in the Summary Compensation Table, appearing in the “Executive Compensation” section in this proxy statement, and as described in more detail in this proxy statement. As explained in more detail in the CD&A section of this proxy statement, the general objectives of the Company’s executive compensation programs, which the Company believes are straightforward and reasonable, are to align our NEOs’ compensation with the achievement of the Company’s strategic short- term and long-term operating and financial goals. In a non-binding, advisory vote on the frequency of future say-on-pay votes held at our 2024 annual meeting of shareholders, our shareholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our Board and Compensation Committee, our Board has determined that we will hold say-on-pay votes on an annual basis until the next non-binding, advisory vote on such frequency, which will take place at our 2030 annual meeting of shareholders.

The following resolution is submitted for shareholder approval:

“RESOLVED, that Bridgewater Bancshares, Inc.’s shareholders approve, on an advisory basis, the compensation of Bridgewater Bancshares, Inc.’s named executive officers, as described in the section captioned ‘Executive Compensation’ and the tabular disclosure regarding named executive officer compensation contained in the Bridgewater Bancshares, Inc. proxy statement dated March 10, 2025.”

Shareholder Vote Necessary to Approve the 2024 Compensation of the Company’s Named Executive Officers

Approval of the non-binding, advisory say-on-pay proposal requires that the number of votes cast “FOR” the proposal exceed the number of votes cast against such proposal. Abstentions and broker non-votes, if any, will not affect the outcome of the vote. While this say-on-pay vote is required, it is not binding on the Board or the Compensation Committee, and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements. Proxies properly signed and returned will be voted “FOR” the non-binding, advisory say-on-pay proposal unless you specify otherwise.

28	Bridgewater Bancshares, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section describes our compensation philosophy and policies as applicable to the named executive officers listed below for 2024. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2024.

Named Executive Officers

Our NEOs, which consist of our principal executive officer, our principal financial officer, and the Company’s three other most highly compensated executive officers, for 2024 were:

Jerry Baack	Joseph Chybowski	Mary Jayne Crocker	Jeffrey Shellberg	Nick Place
Chairman of the Board and CEO	President and Chief Financial Officer	Executive Vice President and Chief Strategy Officer	Executive Vice President and Chief Credit Officer	Chief Banking Officer

Our Compensation Philosophy and Governance Practices

We compensate our NEOs through a combination of base salaries, annual bonuses under our short-term incentive plan (“STI Plan”), equity awards and other benefits including perquisites, as well as periodic grants of incentive and non-statutory stock options. The goal of our executive compensation program is to generate long-term value for our shareholders by attracting, motivating and retaining outstanding executives who have the background, leadership skills and entrepreneurial drive to execute our strategic goals. Our Board believes the executive compensation packages that we provide our executives, including our NEOs, should include both cash and equity compensation that reward performance as measured against established corporate and individual goals. The purpose and key features of each primary element of our executive compensation program in 2024 are described below.

Elements of Compensation.

Pay Element	How its Paid	Purpose
Base Salary	Cash (fixed)	Provide a competitive base salary rate relative to similar positions in the market to enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (variable)	Reward executive officers for delivering on annual strategic objectives that contribute to the creation of shareholder value.
Long-Term Incentives	Equity (variable)	Provide incentives for executive officers to execute on longer-term financial goals that drive the creation of shareholder value and support the Company’s retention strategy.

2025 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent members of the Board. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which is available on our website at investors.bridgewaterbankmn.com.

Role of Executive Officers. As requested by the Compensation Committee, some members of management support the Compensation Committee’s review and consideration of executive compensation by providing information for the Compensation Committee’s review. In particular, the CEO provides recommendations with respect to the other NEOs. Such recommendations from the CEO address, among other items, financial results and analysis, performance evaluations, compensation provided to our NEOs (other than the CEO), technical and regulatory considerations and input on program design and possible modifications.

The Compensation Committee has final discretion over all compensation decisions regarding the CEO and each of the other NEOs. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them based upon its own assessment of Company strategic goals, executive responsibilities, internal pay equity and its independent review of market data. The CEO is not involved in discussions or decisions related to their respective compensation.

Use of Independent Consultants. Under its charter, the Compensation Committee has the sole authority to select, retain, or replace compensation advisors. The Compensation Committee has historically engaged a compensation consultant to provide independent, objective analyses and professional opinions about executive and director compensation matters. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to attract and retain qualified executives, aids the Compensation Committee in aligning executives’ interests with those of our shareholders and ensures that our executive compensation program appropriately motivates and rewards ongoing achievement of strategic goals.

In 2021, the Compensation Committee retained an independent compensation consultant, Pearl Meyer, to provide a summary of market compensation levels to executive officers, key findings, and preliminary recommendations with respect to the compensation of our executive officers as compared to those of our peers. In 2022 and 2023, the Compensation Committee again retained Pearl Meyer to assist in the development of the framework for the Company’s STI Plan, discussed below. The Compensation Committee considered the analysis provided by Pearl Meyer in 2024 and other factors, including individual NEO experience and performance in the development and issuance of annual cash bonuses under the 2024 STI Plan.

Say-on-Pay Vote on Executive Compensation.  We conducted our first say-on-pay vote at our 2024 annual meeting of shareholders, at which 96.25% of the votes cast were cast in favor of approving, on a non-binding, advisory basis, 2023 compensation of our NEOs. Because we value the opinions of our shareholders, our Board and Compensation Committee will consider the outcome of the say-on-pay vote described in Proposal No. 2 of this proxy statement, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.

Best Practices. Our pay-for-performance philosophy and compensation practices provide an appropriate risk-managed framework in which our executives are encouraged to achieve our strategic goals without excessive risk taking in their business decisions. We adhere to several best practices for executive compensation, including:

30	Bridgewater Bancshares, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

What We Do	What We Don’t Do
Independent compensation consultant retained by and reports to the Compensation Committee	No hedging of stock
Utilize a short-term incentive plan that includes performance-based incentives	No excessive perquisites
Minimum restricted stock vesting period of one year for employee participants	No repricing of stock options without shareholder approval
Peer group benchmarking	No outstanding unvested equity awards provide for “single trigger” acceleration upon a change in control
Utilize balanced mix of cash and equity compensation and annual and long-term incentives	No guaranteed annual bonus for NEOs
Conduct ongoing shareholder outreach and communications	No incentives that encourage improper risk taking
Set meaningful performance goals that align management with shareholder interests

2024 Peer Group

The Compensation Committee, in consultation with Pearl Meyer, periodically reviews and defines a peer group used in determining executive compensation. The 2024 Peer Group was developed based on an analysis of publicly-traded commercial banks to identify peers with similar characteristics to Bridgewater based on a variety of factors including asset size, financial performance, geography, and overall business model.

Bridgewater’s 2024 Peer Group included the following 21 banks:

● Alerus Financial Corporation	● Lakeland Financial Corporation
● Bank First Corporation	● Mercantile Bank Corporation
● Byline Bancorp, Inc.	● Midland States Bancorp, Inc.
● Civista Bancshares, Inc.	● MidWestOne Financial Group, Inc.
● ConnectOne Bancorp, Inc.	● Nicolet Bankshares, Inc.
● Farmers & Merchants Bancorp, Inc.	● Old Second Bancorp, Inc.
● Farmers National Banc Corp.	● QCR Holdings, Inc.
● First Business Financial Services, Inc.	● Southern First Bancshares, Inc.
● First Mid Bancshares, Inc.	● Southern Missouri Bancorp, Inc.
● Five Star Bancorp	● West Bancorporation, Inc.
● Great Southern Bancorp, Inc.

2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

2024 Executive Compensation Program

We compensate our NEOs with a combination of base salary, annual incentive bonuses in cash, annual and other periodic grants of equity, and other benefits including perquisites. Each element is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our NEOs.

Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives having four-year vesting schedules serve as important retention incentives and drive our NEOs to focus on long-term sustainable shareholder value creation. Based on our performance and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal year 2024:

Base salaries. Current NEO base salaries were established based on an assessment of our peer compensation in consideration of the roles of our NEOs.

Short-Term Incentives. Based on 2024 performance, our NEOs’ annual incentives were earned at between 28% and 34% of base salary under the Company’s STI Plan.

Long-Term Incentives. To continue to strengthen alignment with the market and provide a balance between performance and retention, the Compensation Committee decided to continue use of restricted stock units as part of granting long-term incentives to the NEOs for 2024.

Base Salary

Our Compensation Committee reviews and approves the base salaries of our NEOs and relied on the recommendations of Pearl Meyer, publicly available information regarding the compensation of our peers, as well as survey data from industry resources and individual considerations in setting the base salary for each of our NEOs. Salary levels are typically reviewed annually as part of our performance review process and upon a promotion or other change in job responsibility. The Compensation Committee conducted a limited review of NEO base salaries during 2024, and increased Mr. Chybowski’s base compensation in 2024 in connection with his promotion to President of the Company. The Compensation Committee did not review or make any changes to the base salaries of any other NEOs in 2024.

Short-Term Incentive Plan

The Company’s STI Plan for NEOs is based in equal part on the Company’s pre-provision, pre-tax net revenue (“PPNR”), a non-GAAP financial measure (see “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, for further details), and the individual performance goals of each NEO, as determined at the discretion of the Compensation Committee. The Compensation Committee believes PPNR is the best overall objective metric for evaluating the NEOs’ performance and believes the subjective evaluation of each NEO’s achievements provides the Compensation Committee with the opportunity to specifically tailor compensation commensurate to the contributions of each NEO individually and as a collective leadership team.

On a year-by-year basis, the Compensation Committee structures the PPNR component of the STI Plan by selecting PPNR goals under which bonuses may be earned. Our NEOs are eligible to earn a portion of their target bonuses if the Company attains a sufficient level of PPNR performance. The Compensation Committee selects PPNR performance goals to establish threshold, target, and maximum metric achievement levels and payout percentages. If we fail to attain the threshold level of the PPNR performance goal, our NEOs earn no amount of their target bonuses subject to the PPNR metric. If we achieve a PPNR exceeding the threshold amount but less than 100% of the target performance goal, our NEOs earn between the threshold payout percentage and the amount of their target bonuses subject to the metric, with actual payouts determined based on a sliding scale. If we achieve a PPNR exceeding the target performance goal but less than an established maximum performance level amount, our NEOs earn between 100% of their target bonuses and the maximum payout percentage subject to the metric, with actual payouts determined based on a sliding scale.

On a year-by-year basis, the Compensation Committee structures the subjective component of the STI Plan by reviewing and approving individual and Company performance goals under which bonuses may be earned.  Actual payouts are established based on a subjective evaluation by the Compensation Committee on the achievement by each NEO and the Company of the approved performance goals.

32	Bridgewater Bancshares, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

For 2024, the annual incentive opportunity was set at 75% of the annual base salary of the CEO and 60% of the annual base salary of each other NEO. The annual cash bonus for each NEO was determined in equal part based on the Company’s PPNR metric and individual performance goals.

For 2024, the Compensation Committee established the following PPNR performance goals and payout percentages:

	PPNR	Performance
Performance Level	(in thousands)	Payout %
Maximum Performance	$63,102	150%
Target Performance	57,365	100%
Threshold Performance	39,113	50%
< Threshold Performance	39,113	—%

In light of expected economic and market headwinds that were considered likely to negatively impact the Company’s performance for 2024, the target performance threshold was set at a level of 110% of the Company’s budgeted PPNR to reflect the Compensation Committee’s determination that, given the headwinds, the Company would need to exceed budgeted PPNR levels in order to warrant payment to the NEOs of the full annual target incentive opportunity.

In administering the STI Plan for 2024, the Compensation Committee made two adjustments to the calculation of PPNR for determination of payouts for 2024. The Company completed the acquisition and merger of First Minnetonka City Bank in 2024, and the Compensation Committee determined that the one-time transaction expenses for the acquisition should not be a factor in determining executive compensation, and should be added back to PPNR for purposes of the STI Plan, and used this “Adjusted PPNR” for determining the PPNR component of the STI Plan. Further, the Company experienced a gain on the one-time sales of securities that the Compensation Committee determined should be included in the “Adjusted PPNR” for determining the PPNR component of the STI Plan. After factoring such adjustments, the Company’s Adjusted PPNR for 2024 achieved the threshold PPNR performance level, but did not achieve the target PPNR performance level, so our NEOs earned between the threshold payout percentage and the amount of their target bonuses subject to the metric, with actual payouts determined based on a sliding scale. It is worth noting the Company would still have achieved the threshold PPNR performance level without the adjustments.

For 2024, the Compensation Committee determined that, despite the strong individual performance and contributions by each NEO, the Company’s financial performance was well below historical expectations warranting subjective payout levels between 14% and 34% of target payouts for each NEO. The 2024 STI Plan bonus for each NEO is set forth below:

	Target			Individual		Total
Named Executive	Opportunity	Target	PPNR	Performance	Total	STI Paid
Officer	(as % of base salary)	Opportunity ($)	Payout	Payout	STI Paid	(as % of base salary)
Jerry Baack	75%	$487,500	$174,359	$44,641	$219,000	34%
Joseph Chybowski	60%	270,000	96,568	45,432	142,000	32%
Mary Jayne Crocker	60%	234,000	83,692	39,308	123,000	32%
Jeffrey Shellberg	60%	219,000	78,327	25,673	104,000	28%
Nick Place	60%	210,000	75,108	24,892	100,000	29%

Long-Term Incentive Plan

All of our NEOs are eligible to receive grants of equity awards, including incentive and non-statutory stock options, restricted stock, and restricted stock units at the discretion of the Compensation Committee or the Board. Stock options, restricted stock, and restricted stock units may be granted under the Bridgewater Bancshares, Inc. 2023 Equity Incentive Plan (the “2023 Equity Plan”) or the Bridgewater Bancshares, Inc. 2019 Equity Incentive Plan (the “2019 Equity Plan”) described more fully below. Stock options may also be issued from the Bridgewater Bancshares, Inc. 2017 Combined Incentive and Non-Statutory Stock Option Plan (the “2017 Stock Option Plan”) described more fully below. The 2023 Equity Plan, 2019 Equity Plan, and the 2017 Stock Option Plan allow the Compensation Committee or the Board to grant equity awards under the plans and to establish the terms and conditions of the awards, subject to the plan terms. Restricted stock unit awards issued as long-term incentives are generally issued annually in the first quarter of each year, after release of our earnings for the fourth quarter of the prior year. In addition, we issue incentive and non-statutory stock options to our NEOs on a non-annual, periodic basis.  We do not take material

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COMPENSATION DISCUSSION AND ANALYSIS

nonpublic information into account when determining the timing and terms of equity awards. In 2024, the Compensation Committee approved grants of restricted stock units, as set forth on the compensation tables below.

Deferred Incentive Plan

The Compensation Committee may award each NEO a discretionary contribution to the Deferred Incentive Plan, described in more detail below, based on Company and individual performance for each calendar year. To encourage retention, amounts contributed to the Deferred Incentive Plan are subject to forfeiture contingent on the NEO’s continued employment. No amounts previously contributed are outstanding under the Deferred Incentive Plan, and no contributions were made to any NEO under the Deferred Incentive Plan in 2024.

Equity Plans

Equity awards to our NEOs are currently made through the Company’s 2023 Equity Plan. The Company also maintains the 2019 Equity Plan, the 2017 Stock Option Plan, and the 2012 Stock Option Plan.

2023 Equity Plan. The 2023 Equity Plan was adopted by our Board on February 28, 2023 and approved by our shareholders on April 25, 2023. The 2023 Equity Plan is designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company. The 2023 Equity Plan will continue in effect for so long as any awards remain outstanding under the plan; provided, however, that no awards may be granted under the plan after the tenth anniversary of its effective date. The types of awards which may be granted under 2023 Equity Plan include incentive and non-qualified stock options, stock appreciation rights, stock awards, restricted stock units, restricted stock and cash incentive awards. The Company may grant these awards to its directors, officers, employees, and certain service providers for up to 1,500,000 shares of common stock (all of which may be granted as incentive stock options). As of December 31, 2024, there were 972,460 of unissued shares of the Company’s common stock authorized for grants under the 2023 Equity Plan. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the individuals receiving the awards. The 2023 Equity Plan allows for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death or total disability. If a participant is terminated for cause, then all vested and unvested awards are forfeited at the date of termination. The maximum number of shares subject to awards granted during a single calendar year to any one director participant, together with any cash fees paid to such director during such calendar year, may not exceed a total of $400,000. The exercise price of each incentive stock option and non- qualified stock option award equals the fair market value of the Company’s stock on the date of the grant and an option’s maximum term is ten years. All outstanding awards have been granted with a vesting period of four years.

2019 Equity Plan. The 2019 Equity Plan was adopted by our Board on January 22, 2019 and approved by our shareholders on April 23, 2019. The 2019 Equity Plan is designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success, and to further align their interests with those of the Company. The 2019 Equity Plan will continue in effect for so long as any awards remain outstanding under the plan; provided, however, that no awards may be granted under the plan after the tenth anniversary of its effective date. The types of awards which may be granted under the 2019 Equity Plan include incentive and non-qualified stock options, stock appreciation rights, stock awards, restricted stock units, restricted stock and cash incentive awards. The Company may grant these awards to its directors, officers, employees, and certain service providers for up to 1,000,000 shares of common stock (all of which may be granted as incentive stock options). As of December 31, 2024, there were 87 shares of the Company’s common stock authorized for grants under the 2019 Equity Plan. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the individuals receiving the awards. The 2019 Equity Plan allows for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death or total disability. If a participant is terminated for cause, then all vested and unvested awards are forfeited at the date of termination. The maximum number of shares subject to awards granted during a single calendar year to any one director participant, together with any cash fees paid to such director during such calendar year, may not exceed a total of $400,000. The exercise price of each incentive stock option and non-qualified stock option award equals the fair market value of the Company’s stock on the date of the grant and an option’s maximum term is ten years. All outstanding awards have been granted with a vesting period of four years.

2017 Stock Option Plan. The 2017 Stock Option Plan was adopted by our Board on March 28, 2017 and approved by our shareholders on April 24, 2017. The 2017 Stock Option Plan is designed to promote the growth and general prosperity of the Company by permitting the Company to grant option awards to consultants, employees, officers and directors that will assist the Company in its efforts to attract and retain the best available persons for positions of substantial responsibility and to provide such persons with an additional incentive to contribute to the future success of the Company and its affiliates. Pursuant to the 2017 Stock Option Plan, the Board may grant eligible persons incentive stock options and non-statutory stock options to purchase

34	Bridgewater Bancshares, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

stock at an exercise price. The exercise price of an incentive stock option may not be less than the fair market value of Company common stock on the date the option is granted. The exercise price of an incentive stock option awarded to a 10% shareholder may not be less than 110% of the fair market value of the stock on the date the option is granted. Each stock option must be granted pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of incentive stock options may expire no later than 10 years from the date of grant (and no later than five years from the date of grant in the case of a 10% shareholder). Initially up to 1,500,000 shares of common stock were available for issuance under the plan. As of December 31, 2024, there were 30,000 shares available for issuance under the plan. The 2017 Stock Option Plan provides for acceleration of vesting and exercise privileges of outstanding option awards upon a change in control.

Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan. The Bridgewater Bancshares, Inc. 2012 Combined Incentive and Non-Statutory Stock Option Plan, or the 2012 Stock Option Plan, was adopted by our Board on March 27, 2012 and approved by our shareholders on April 24, 2012. Under the 2012 Stock Option Plan, we were permitted to grant awards to eligible persons in the form of incentive and non-statutory stock options. We had reserved up to 750,000 shares of common stock for issuance under the 2012 Stock Option Plan. No new grants were able to be made from the 2012 Stock Option Plan after March 27, 2022. Options that were granted under the 2012 Stock Option Plan vest, become exercisable and contain such other terms and conditions as determined by the Board and set forth in individual agreements with the employees receiving the awards. The 2012 Stock Option Plan provides for acceleration of vesting and exercise privileges of outstanding options upon the occurrence of a change in control transaction.

Benefits and Other Perquisites

The NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including medical, dental, disability, group and life, accidental death and travel accident insurance coverage. We also provide our employees, including our NEOs, with various retirement benefits. Our retirement plans are designed to assist our employees in planning for retirement and securing appropriate levels of income during retirement. The purpose of our retirement plans is to attract and retain quality employees by offering benefit plans similar to those typically offered by our competitors.

Bridgewater Bank 401(k) Safe Harbor Plan. The Bridgewater Bank 401(k) Safe Harbor Plan (the “401(k) Plan”) is designed to provide retirement benefits to all eligible full-time and part-time employees of the Company and the Bank. The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2024 may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer 0% to 100% of their compensation to the 401(k) Plan up to the applicable IRS limit. We currently match 100% of employee contributions on the first 4% of employee compensation. The matching contribution is contributed in cash and is invested according to the employee’s current investment allocation. We also made a discretionary profit sharing contribution equal to 3% of employee compensation to the 401(k) Plan for each of 2024 and 2023.

Health and Welfare Benefits. Our NEOs are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, life, accident, and disability coverage to all of our eligible employees. We do not provide the NEOs with any health and welfare benefits that are not generally available to our other employees, other than payment of a greater portion of health and dental insurance premiums, the Mayo Clinic physical exam program, and additional life insurance benefit, each as described below.

Bank-Owned Life Insurance Policy Benefits. To attract and retain key employees, the Company purchased bank-owned-life insurance policies (the “BOLI Policies”) for the NEOs. The policies include a split-dollar feature pursuant to which a portion of the death benefit payable thereunder will be paid directly to the beneficiaries of the NEOs.

Perquisites. We provide our NEOs with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based on this periodic review, perquisites are awarded or adjusted on an individual basis. The perquisites received by our NEOs in 2024 included an automobile allowance, a health club family membership reimbursement program, and health and dental insurance premiums partially paid for by the Company. Additionally, our NEOs are eligible to obtain an annual executive physical exam at the Mayo Clinic in Rochester, Minnesota at the NEO’s option and the Company’s expense.

Other Risk Mitigating Features

Clawback Policy. The Company maintains a formal clawback policy, which provides the Board with the authority to recover certain bonus or other incentive compensation (whether paid in cash or stock) paid to any NEO in appropriate circumstances where there has been a restatement of the Company’s financial statements filed with the SEC or in the event an NEO engages in misconduct as specified in the policy. A copy of the Company’s Clawback Policy is attached as an exhibit to the

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COMPENSATION DISCUSSION AND ANALYSIS

Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, and is available on the Company’s website at investors.bridgewaterbankmn.com under the “Investor Relations – Governance Documents” heading.

Insider Trading Policy. The Company’s Insider Trading Policy permits open market transactions in Company stock beginning the day after the second full trading day after quarterly earnings have been made public until two weeks before the end of each fiscal quarter. A copy of the Company’s Insider Trading Policy is attached as an exhibit to the Company’s Annual Report on Form 10- K for the year ended December 31, 2024, as filed with the SEC, and is available on the Company’s website at investors.bridgewaterbankmn.com under the “Investor Relations – Governance Documents” heading.

Anti-Hedging Policy. The Company’s Insider Trading Policy prohibits all employees and directors from entering into any hedging transactions involving the Company’s stock. A copy of the Company’s Insider Trading Policy is available on the Company’s website at investors.bridgewaterbankmn.com under the “Investor Relations – Governance Documents” heading.

Regulatory Impact on Compensation. As a publicly traded financial institution, the Company must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that the Company and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. The FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid or non-cash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity and, if appropriate, comparable compensation practices at peer institutions. In order to give the assessment proper context, the assessment should be made in light of the financial institution’s overall financial condition.

Separately, in 2010, the federal regulatory agencies, including the FDIC, the Federal Reserve, and the Office of the Comptroller of the Currency, together issued the Guidance on Sound Incentive Compensation Policies, (the “Joint Guidance”). The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC.  Some form of proposed rules have now been issued three times: first during 2011, then again in 2016, and most recently in 2024. However, none of these proposed rules has yet been finalized. If any such proposed rules under the Dodd-Frank Act are ever finalized, they may impose additional compensation- related risk assessment guidelines and procedures on financial institutions.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC also maintains compensation risk assessment rules, applicable generally to publicly traded companies, which require the issuer to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee evaluates the risks associated with the Company’s compensation programs and components on an annual basis. The Compensation Committee annually reviews the Company’s incentive compensation plans, programs and arrangements to ensure they do not create risks that are reasonably likely to have a material adverse effect on the issuer.

Finally, when making decisions about executive compensation, the Company also considers the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires the Company to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

Stock Ownership Guidelines. Our Compensation Committee periodically reviews and considers whether to adopt stock ownership guidelines for our CEO and other NEOs. Due to the significant ownership of our Company common stock by our

36	Bridgewater Bancshares, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

CEO and other NEOs and the historical retention rates of such Company common stock by our CEO and other NEOs, the Compensation Committee has determined it is not necessary to implement stock ownership guidelines for the NEOs at this time.

Policies and Practices Related to the Grant of Certain Equity Awards. The Company does not have a formal policy on the timing of any new awards of stock options, stock appreciation rights, or similar option-like instruments (together, “Options”)in relation to the disclosure of material nonpublic information by the Company. However, the Company’s practice has been to forego the grant of any Options to existing executive officers or employees during any black-out periods determined in accordance with our Insider Trading Policy. Such practice does not extend to any Options granted to new employees that may be awarded Options in connection with an offer of employment.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation paid to, awarded to, or earned by each of our NEOs for our fiscal years ended December 31, 2024, 2023 and 2022.

								Change in Pension
								Value and
Name and							Non-Equity	Nonqualified Deferred
Principal				Stock		Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards		Awards(3)	Compensation	Earnings(4)	Compensation(5)	Total
Jerry Baack	2024	$650,000	$—	$203,937	(1)	$—	$219,000	$—	$47,989	$1,120,926
Chairman of the Board and	2023	650,000	—	351,679	(2)	—	219,000	—	45,667	1,266,346
Chief Executive Officer	2022	650,000	526,500	—		528,339	—	31,058	43,944	1,779,841
Joseph Chybowski	2024	421,875	—	109,816	(1)	—	142,000	—	40,953	714,644
President and	2023	375,000	1,000	188,358	(2)	—	118,000	—	39,336	721,695
Chief Financial Officer	2022	375,000	281,280	—		264,169	—	14,019	38,601	973,070
Mary Jayne Crocker	2024	390,000	—	114,203	(1)	—	123,000	—	40,547	667,750
Executive Vice President	2023	390,000	—	195,374	(2)	—	123,000	—	43,334	751,708
Chief Strategy Officer	2022	390,000	292,500	—		105,668	—	16,176	37,981	842,325
Jeffrey Shellberg	2024	365,000	—	96,701	(1)	—	104,000	—	39,431	605,132
Executive Vice President	2023	365,000	—	168,325	(2)	—	104,000	—	38,590	675,915
Chief Credit Officer	2022	365,000	251,880	—		105,668	—	15,098	37,594	775,240
Nick Place	2024	350,000	—	92,730	(1)	—	100,000	—	39,393	582,123
Chief Banking Officer	2023	350,000	—	161,310	(2)	—	100,000	—	38,425	649,735
	2022	350,000	243,000	—		264,169	—	12,941	37,562	907,672

(1)	Amounts reflect the aggregate grant date fair value of stock unit awards granted in the year ended December 31, 2024 in accordance with FASB ASC Topic 718 based on a share price of $11.89 as of the date of the grant which was February 2, 2024. The stock unit awards are subject to a four-year ratable vesting schedule. The assumptions used in calculating the grant date fair value of the stock awards are set forth in Note 18 to our consolidated financial statements for the year ended December 31, 2024, as included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.
(2)	Amounts reflect the aggregate grant date fair value of stock unit awards granted in the year ended December 31, 2023 in accordance with FASB ASC Topic 718 based on a share price of $15.59 as of the date of the grant which was February 2, 2023. The stock unit awards are subject to a four-year ratable vesting schedule. The assumptions used in calculating the grant date fair value of the stock awards are set forth in Note 18 to our consolidated financial statements for the year ended December 31, 2024, as included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.
(3)	Amounts reflect the aggregate grant date fair value of option awards granted in the year ended December 31, 2022 in accordance with FASB ASC Topic 718 based on a share price of $17.50 as of the date of the grant which was February 1, 2022. The option awards are subject to a four-year ratable vesting schedule. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 17 to our consolidated financial statements for the year ended December 31, 2022, as included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC.
(4)	Amounts reflect above-market earnings on accounts under the Deferred Incentive Plan which are credited with interest annually at a rate equal to the return on average equity of the Bank for the immediately preceding calendar year.
(5)	“All Other Compensation” for the NEOs during the 2024 fiscal year is summarized below.

38	Bridgewater Bancshares, Inc.

EXECUTIVE COMPENSATION

			Company
			401 (k) Plan	Total “All Other
Name	Year	Perquisites(1)	Contribution(2)	Compensation”
Jerry Baack	2024	$23,839	$24,150	$47,989
Joseph Chybowski	2024	16,803	24,150	40,953
Mary Jayne Crocker	2024	16,397	24,150	40,547
Jeffrey Shellberg	2024	15,281	24,150	39,431
Nick Place	2024	15,243	24,150	39,393

(1)	Amounts reflect automobile allowances, health club memberships, the economic value of premiums paid on the BOLI Policies described below, the portion of health and dental insurance premiums paid for by the Company in excess of what is paid for employees generally, and the cost of executive physical exams at the Mayo Clinic in Rochester, Minnesota.
(2)	Amounts reflect Company matching and profit sharing contributions under the 401(k) Plan.

Grants of Plan-Based Awards

The following table shows the information concerning grants of plan-based awards made to our NEOs during 2024. All equity awards were made under our 2023 Equity Plan.

			Estimated Future Payouts Under			All Other Stock
			Non-Equity Incentive Plan Awards (1)			Awards:
						Number of	Grant Date Fair
			Threshold	Target	Maximum	Shares of Stock	Value of Stock
Name	Type of Award	Grant Date	($)	($)	($)	or Units (#)(2)	Awards ($)(3)
Jerry Baack	Annual Cash Incentive		$365,625	$487,500	$609,375
	RSUs	February 2, 2024				17,152	$203,937
Joseph Chybowski	Annual Cash Incentive		202,500	270,000	337,500
	RSUs	February 2, 2024				9,236	109,816
Mary Jayne Crocker	Annual Cash Incentive		175,500	234,000	292,500
	RSUs	February 2, 2024				9,605	114,203
Jeffrey Shellberg	Annual Cash Incentive		164,250	219,000	273,750
	RSUs	February 2, 2024				8,133	96,701
Nick Place	Annual Cash Incentive		157,500	210,000	262,500
	RSUs	February 2, 2024				7,799	92,730

(1)	The amounts set forth in these columns reflect the threshold, target and maximum payouts for performance under the Company’s STI Plan as described in the Compensation Discussion & Analysis above. The amount earned by each NEO for 2024 performance is included in the Summary Compensation Table in the Column titled “Non-Equity Incentive Plan Compensation.”
(2)	The amounts reflect the actual number of shares of Company common stock delivered to each NEO.
(3)	The value of the restricted stock units is based on the grant date fair value of awards granted computed in accordance with FASB ASC Topic 718 based on a share price of $11.89 as of the date of the grant which was February 2, 2024. The stock unit awards are subject to a four-year ratable vesting schedule.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of equity awards outstanding as of December 31, 2024 for each of our NEOs.

		Option Awards						Stock Awards
								Number of	Market Value of
		Number of Securities Underlying				Option		Shares or Units of	Shares or Units of
		Unexercised Options				Exercise		Stock That Have	Stock That Have
		Exercisable		Unexercisable		Price	Option	Not Vested (3)	Not Vested (4)
Name	Grant Date	(#)		(#)		($)	Expiration Date	(#)	($)
Jerry Baack	October 1, 2017	150,000	(1)	—	(1)	7.47	September 30, 2027
	December 6, 2019	65,000	(2)	—	(2)	12.92	December 6, 2029
	February 1, 2022	50,000	(2)	50,000	(2)	17.50	February 1, 2032
	December 6, 2021							4,566	$61,687
	February 2, 2023							16,919	228,576
	February 2, 2024							17,152	231,724
Joseph	October 1, 2017	147,500	(1)	—	(1)	7.47	September 30, 2027
Chybowski	December 6, 2019	23,000	(2)	—	(2)	12.92	December 6, 2029
	February 1, 2022	25,000	(2)	25,000	(2)	17.50	February 1, 2032
	December 6, 2021							2,390	32,289
	February 2, 2023							9,062	122,428
	February 2, 2024							9,236	124,778
Mary Jayne	October 1, 2017	150,000	(1)	—	(1)	7.47	September 30, 2027
Crocker	December 6, 2019	27,000	(2)	—	(2)	12.92	December 6, 2029
	February 1, 2022	10,000	(2)	10,000	(2)	17.50	February 1, 2032
	December 6, 2021							2,757	37,247
	February 2, 2023							9,399	126,980
	February 2, 2024							9,605	129,764
Jeffrey	October 1, 2017	150,000	(1)	—	(1)	7.47	September 30, 2027
Shellberg	December 6, 2019	25,000	(2)	—	(2)	12.92	December 6, 2029
	February 1, 2022	10,000	(2)	10,000	(2)	17.50	February 1, 2032
	December 6, 2021							2,368	31,992
	February 2, 2023							8,098	109,404
	February 2, 2024							8,133	109,877
Nick Place	October 1, 2017	150,000	(1)	—	(1)	7.47	September 30, 2027
	December 6, 2019	21,000	(2)	—	(2)	12.92	December 6, 2029
	February 1, 2022	25,000	(2)	25,000	(2)	17.50	February 1, 2032
	December 6, 2021							2,029	27,412
	February 2, 2023							7,761	104,851
	February 2, 2024							7,799	105,364

(1)	Option awards vest or vested in 20% increments on the first five anniversaries of the date of grant. All outstanding unvested options are accelerated and vest in full upon a change in control of the Company or in the event of the death of an NEO.
(2)	Option awards vest or vested in 25% increments on the first four anniversaries of the date of grant. All outstanding unvested options are accelerated and vest in full upon a change in control of the Company or in the event of the death of an NEO.
(3)	Restricted stock awards and units vest in 25% increments on the first four anniversaries of the date of the grant. All outstanding unvested restricted stock awards and units are accelerated and vest in full upon an involuntary termination or a termination by the NEO for good reason, in each case in connection with a change in control of the Company, or in the event of the death or disability of an NEO.
(4)	The value of the unvested restricted stock awards and units is based upon the closing stock price of $13.51 as of December 31, 2024.

40	Bridgewater Bancshares, Inc.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options and vesting of stock awards with respect to each NEO in 2024.

	Option Awards		Restricted Stock Awards

	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	On Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)
Jerry Baack	—	$—	16,739	$234,991
Joseph Chybowski	—	—	8,365	116,778
Mary Jayne Crocker	—	—	9,299	130,543
Jeffrey Shellberg	—	—	8,249	116,063
Nick Place	10,000	100,200	7,342	102,706

(1)	Represents amounts realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.
(2)	Includes restricted stock awards that vested on February 2, 2024, December 6, 2024 and December 7, 2024.
(3)	Represents the closing price of the Company’s common stock on the applicable vesting date multiplied by the number of shares vested on such date.

Bridgewater Bank Deferred Cash Incentive Plan

We maintain the Bridgewater Bank Deferred Cash Incentive Plan, or the Deferred Incentive Plan, for the benefit of certain key employees. The plan is intended to promote the growth and profitability of the Company and the Bank by providing certain key employees with an incentive to achieve corporate objectives, and by attracting and retaining individuals of outstanding competence.

Under the Deferred Incentive Plan, the Compensation Committee may make a discretionary contribution to the deferred incentive account of any employee designated by the Compensation Committee as a participant in the plan based upon the participant’s performance for the calendar year. Contributions to the Deferred Incentive Plan vest on the fourth anniversary of the last day of the calendar year for which the contribution was made to the plan. Vesting is accelerated upon a change in control of the Company or the Bank, the participant’s death, or at the discretion of the Board, in each case provided that the participant has not previously incurred a separation from service.

Amounts credited to a participant’s deferred incentive account accrue interest at a rate equal to the Bank’s return on average equity for the immediately preceding calendar year or at an alternative accrual rate set by the Board. Distribution of any contributions to the Deferred Incentive Plan, including any interest thereon, will be made as a lump sum cash payment within 75 days following the date such amounts become vested. Any distributions from the Deferred Incentive Plan are subject to forfeiture or recoupment if the Board determines that the participant has engaged in fraud or willful misconduct that caused or otherwise contributed to a material restatement of the Bank’s financial results. As of December 31, 2024, no amounts remained credited to any participant’s deferred incentive account.

Employment Agreements

We entered into employment agreements with each of our NEOs as of January 1, 2022. The agreements generally describe the position and duties of each of the NEOs, provide for a specified term of employment, describe base salary and other benefits and perquisites to which each executive officer is entitled, set forth the duties and obligations of each party in the event of a termination of employment prior to expiration of the employment term and provide us with a measure of protection by obligating the NEOs to abide by the terms of restrictive covenants during the terms of their employment and thereafter for a specified period of time.

Our employment agreements provide for an initial term of five years for Mr. Baack and three years for each of Mr. Shellberg, Ms. Crocker, Mr. Chybowski and Mr. Place, respectively, with an automatic renewal for additional one-year periods commencing on the fifth and third anniversary, as applicable, of the effective date and each anniversary thereafter, unless either party provides written notice of non-renewal ninety days prior to the renewal date. In the event that a change in control occurs during the employment period, each employment agreement will remain in effect for a two year period following the change in control and then terminate.

2025 Proxy Statement	41

EXECUTIVE COMPENSATION

Each NEO is subject to a non-competition provision within 25 miles of each banking or office location of the Company, the Bank and their affiliates, and a non-solicitation restriction with respect to customers and employees. The restrictive covenants apply during employment and for a period of 12 months following a termination of employment.

In the event an NEO’s employment is terminated other than for cause or an NEO resigns for good reason, he or she will be entitled to severance equal to 100% of his or her annual base salary generally payable in 12 equal monthly installments. If such termination occurs within 6 months prior to, or 24 months following, a change in control, each NEO will be entitled to a single lump-sum severance equal to 200% of the sum of his or her annual base salary plus his or her cash incentive bonus for the most recently completed fiscal year.

Upon a termination without cause or a resignation for good reason, to the extent the NEO elects COBRA coverage, each NEO will also be entitled to continued medical and dental coverage for the NEO and any dependents at active employee rates. Such coverage will be available for the applicable COBRA coverage period or until the NEO or any dependent becomes eligible for comparable coverage on a subsequent employer plan.

Our obligation to pay any severance under each of the employment agreements is conditioned on the execution by the NEO of a general release and waiver of any and all claims with respect to the NEO’s employment with the Company.

42	Bridgewater Bancshares, Inc.

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including the individual employment agreements, to which the NEOs would be entitled upon various terminations of employment or a change in control as of the last business day of the fiscal year ended December 31, 2024. Except for payments and benefits provided by the employment agreements, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of the Company. For purposes of estimation the value of accelerated vesting of equity awards we have assumed a price per share of our common stock of $13.51 based on the market value of our common stock on December 31, 2024 and assumed any options were exercised as of December 31, 2024.

				Payments		Payments
				Upon Termination by the		Upon Termination by the
				Company without Cause		Company without Cause
				or by the Executive		the Executive
		Payments	Payments	for Good Reason -		for Good Reason -
Name	Type of Payment	Upon Disability (1)	Upon Death (1)	No Change in Control		Change in Control (1)		Retirement (5)
Jerry Baack	Cash Severance	$—	$—	$650,000	(2)	$1,738,000	(3)	$—
	Continuation of Insurance Benefits	—	—	39,353	(4)	39,353	(4)	—
	Acceleration of Stock Awards	521,986	521,986	—		521,986		—
	Acceleration of Options	—	944,350	—		944,350		—
	Total	$521,986	$1,466,336	$689,353		$3,243,689		$—

Joseph Chybowski	Cash Severance	$—	$—	$450,000	(2)	$1,184,000	(3)	$—
	Continuation of Insurance Benefits	—	—	39,353	(4)	39,353	(4)	—
	Acceleration of Stock Awards	279,495	279,495	—		279,495		—
	Acceleration of Options	—	904,470	—		904,470		—
	Total	$279,495	$1,183,965	$489,353		$2,407,318		$—

Mary Jayne Crocker	Cash Severance	—	—	390,000	(2)	1,026,000	(3)	—
	Continuation of Insurance Benefits	—	—	32,386	(4)	32,386	(4)	—
	Acceleration of Stock Awards	293,991	293,991	—		293,991		293,991
	Acceleration of Options	—	921,930	—		921,930		—
	Total	$293,991	$1,215,921	$422,386		$2,274,307		$293,991

Jeffrey Shellberg	Cash Severance	$—	$—	$365,000	(2)	$938,000	(3)	$—
	Continuation of Insurance Benefits	—	—	14,229	(4)	14,229	(4)	—
	Acceleration of Stock Awards	251,272	251,272	—		251,272		251,272
	Acceleration of Options	—	920,750	—		920,750		—
	Total	$251,272	$1,172,022	$379,229		$2,124,251		$251,272

Nick Place	Cash Severance	$—	$—	$350,000	(2)	$900,000	(3)	$—
	Continuation of Insurance Benefits	—	—	39,353	(4)	39,353	(4)	—
	Acceleration of Stock Awards	237,627	237,627	—		237,627		—
	Acceleration of Options	—	918,390	—		918,390		—
	Total	$237,627	$1,251,125	$389,353		$2,187,436		$—

(1)	These columns include amounts that would be paid to the NEOs actively employed by the Company at December 31, 2024 for stock awards and options where vesting accelerates upon termination by death, disability, or change in control.
(2)	The amounts reflect the sum of cash severance payments to be made pursuant to each NEO’s employment agreement, which is one year of base salary.
(3)	The amounts reflect the sum of cash severance payments to be made pursuant to each NEO’s employment agreement, which is 200% of each NEO’s “base compensation” as defined in each NEO’s employment agreement.
(4)	The amounts reflect the employer-paid portion of COBRA premiums to be made for continuation of medical, dental and vision benefits for up to 18 months.
(5)	This column includes amounts that would be paid to the NEOs actively employed by the Company at December 31, 2024 for awards where vesting accelerates upon retirement.

2025 Proxy Statement	43

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024.

This report is submitted on behalf of the current members of the Compensation Committee:

David Juran	Todd Urness	David Volk

44	Bridgewater Bancshares, Inc.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of Jerry Baack, our CEO, to the total compensation of our median employee.

To determine the median employee, a list of all active full- and part-time employees as of December 31, 2024, excluding Mr. Baack, was prepared. The measure of "total cash compensation" was used, which is defined as the sum of base salary, bonus, incentives, holiday, paid time off and overtime pay, as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consisted of 284 employees as of December 31, 2024. Compensation was annualized for any individual not employed for the full calendar year of 2024. Annual compensation was ranked from lowest to highest, and the median employee was selected from the list.

Mr. Baack had total compensation of $1,120,926 in 2024, as reflected in the Summary Compensation Table included in this proxy statement. The median employee annual total compensation for 2024, using the methodology that was used to calculate Mr. Baack's compensation in the Summary Compensation Table, was $91,770. As a result, the CEO pay ratio is 12.2 to 1.

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 Proxy Statement	45

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our CEO and to our Non-CEO NEOs and certain Company and peer group financial performance measures. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. As of December 31, 2023, we are no longer an “emerging growth company.” As such, for this year, we continue to make this disclosure pursuant to Instruction 1 (“Transitional relief”) to Item 402(v) of SEC Regulation S-K.

					Value of Initial Fixed $100
					Investment Based on:
	Summary		Average Summary	Average		Peer
	Compensation	Compensation	Compensation	Compensation	Total	Group Total
	Table Total	Actually Paid	Table Total	Actually Paid	Shareholder	Shareholder	Net Income (7)	PPNR (8)
Year	for CEO (1)	to CEO (2)	for Non-CEO NEOs (3)	to Non-CEO NEOs (4)	Return (5)	Return (6)	(in thousands)	(in thousands)
2024	$1,120,926	$1,088,795	$642,412	$636,572	$108.17	$155.92	$32,825	$45,876
2023	1,266,346	667,636	699,763	456,725	108.25	126.63	39,960	51,588
2022	1,779,841	1,930,993	874,577	910,271	142.03	118.42	53,392	79,736
2021	1,524,384	2,210,043	868,675	1,340,822	141.63	141.27	45,687	67,117

(1)	Amount represents the total compensation of the Company's CEO, Jerry Baack, as reported in the Summary Compensation Table for each year indicated. Refer to the "Summary Compensation Table" above.
(2)	Amount represents the amount of CAP to Mr. Baack, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Baack’s total compensation for each year to determine the CAP:

	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$1,120,926	$1,266,346	$1,779,841	$1,524,384
Adjustment for Grant Date Values in the Summary Compensation Table	(203,937)	(351,679)	(528,339)	(317,976)
Year-end Fair Value of Unvested Awards Granted in the Current Year	231,724	304,984	661,830	323,090
Year-over-year Difference of Year-end Fair Values for Unvested Awards Granted in Prior Years	(50,840)	(298,858)	11,104	420,439
Differences in Fair Values Between Prior Year-end Fair Values and Vest Date Fair Values for Awards Granted in Prior Years	(9,078)	(253,157)	6,557	260,106
Compensation Actually Paid (as calculated)	$1,088,795	$667,636	$1,930,993	$2,210,043

(3)	Amount represents the average of the total compensation of each of the Company's non-CEO NEOs as reported in the Summary Compensation Table for each year indicated. The individuals comprising the non-CEO NEOs for each year are listed below:

2024	2023	2022	2021
Jeffrey Shellberg	Jeffrey Shellberg	Jeffrey Shellberg	Jeffrey Shellberg
Mary Jayne Crocker	Mary Jayne Crocker	Mary Jayne Crocker	Mary Jayne Crocker
Joseph Chybowski	Joseph Chybowski	Joseph Chybowski
Nick Place	Nick Place	Nick Place

(4)	Amount represents the average of the total CAP to other named non-CEO NEOs of the Company as reported in the Summary Compensation Table, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-CEO NEOs as a group for each year to determine the CAP:

	2024	2023	2022	2021
Total Compensation from Summary Compensation Table	$642,412	$699,763	$874,577	$868,675
Adjustment for Grant Date Values in the Summary Compensation Table	(103,363)	(178,342)	(184,918)	(178,453)
Year-end Fair Value of Unvested Awards Granted in the Current Year	117,446	154,662	231,641	181,323
Year-over-year Difference of Year-end Fair Values for Unvested Awards Granted in Prior Years	(17,828)	(114,547)	4,294	271,314
Differences in Fair Values Between Prior Year-end Fair Values and Vest Date Fair Values for Awards Granted in Prior Years	(2,095)	(104,811)	(15,323)	197,963
Compensation Actually Paid (as calculated)	$636,572	$456,725	$910,271	$1,340,822

(5)	Amount represents the cumulative four-year total return to shareholders of the Company's common stock and assumes that the value of the investment was $100 on December 31, 2020 and that any subsequent dividends were reinvested. The stock price performance included in this column is not necessarily indicative of future stock price performance.
(6)	Reflects the cumulative total shareholder return of the Nasdaq Bank Index (“Nasdaq Peer Group”). This is the peer group used by the Company as reflected on the Company's consolidated financial statements for the year ended December 31, 2024, as included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

46	Bridgewater Bancshares, Inc.

PAY VERSUS PERFORMANCE

(7)	Net Income reflected represents GAAP Net Income as reported on the Company's consolidated financial statements, as included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.
(8)	PPNR is the Company-Selected Measure. For further detail, see the “Compensation Discussion and Analysis” section in this proxy statement. PPNR is a non-GAAP financial measure. As set forth in the Company’s consolidated financial statements for the year ended December 31, 2024, as filed with the SEC, PPNR is defined as net interest income plus total noninterest income (excluding all gains and losses on sales of assets) minus total non-interest expense, excluding the amortization of tax credit investments and debt prepayment fees.

Financial Performance Measures

The following list presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our CEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

●	Earnings per share;
●	Return on average assets;
●	PPNR;
●	Return on average tangible common equity;
●	Net charge-offs;
●	Nonperforming assets; and
●	Tangible book value per share growth.

Pay Versus Performance: Graphical Description

The graphs below present the relationship during 2024, 2023, 2022 and 2021 between CAP to our CEO and our other NEOs (on an average basis) and the following measures:

●	the Company’s cumulative total shareholder return (“TSR”) and the Nasdaq Peer Group’s cumulative TSR;
●	the Company’s Net Income; and
●	the Company’s PPNR (which is the Company-Selected Measure).

2025 Proxy Statement	47

PAY VERSUS PERFORMANCE

CAP and Cumulative TSR / Cumulative TSR of the Nasdaq Peer Group

CAP and the Company’s Net Income

48	Bridgewater Bancshares, Inc.

PAY VERSUS PERFORMANCE

Relationship Between the CAP and PPNR

1 Represents a non-GAAP financial measure. See “GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures” in the 2024 Form 10-K for further details.

2025 Proxy Statement	49

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

✓	The Board recommends that you vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025.

General

The Audit Committee has appointed RSM to serve as our independent registered public accounting firm for the year ending December 31, 2025, and shareholders are being asked to ratify such appointment. If the appointment of RSM is not ratified, the matter of the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of RSM are expected to attend the virtual meeting to respond to appropriate questions and to make a statement, if they so desire.

Shareholder Vote Necessary to Ratify the Appointment of RSM as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of RSM as our independent registered public accounting firm for the year ended December 31, 2025 requires the affirmative vote of a majority of the shares of common stock of the Company present and entitled to vote thereon at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote “AGAINST” this proposal. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect. Proxies properly signed and returned will be voted “FOR” this proposal unless you specify otherwise.

Accountant Fees

The following table represents fees paid for professional services rendered by RSM for the fiscal years ended December 31, 2024 and 2023. RSM did not provide any tax-related services or incur any fees for professional services rendered for tax compliance, tax advice and tax planning.

	2024	2023
Audit Fees(1)	$520,510	$478,280
Audit-Related Fees(2)	22,575	23,600
All Other Fees(3)	—	1,290

(1)	Audit fees include fees for professional services performed by RSM for (i) the audit of our consolidated annual financial statements, (ii) the review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements, and (iv) other services that generally only the principal accountant can provide.
(2)	Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits.
(3)	All other fees include expenses.

The Audit Committee, after consideration of these matters, does not believe that the rendering of these services by RSM were incompatible with maintaining their independence as our principal accountants.

Audit Committee Pre-Approval Policy and Procedures

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. We have adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with the pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by RSM for up to 12 months from the date of the pre-approval. All of the services referred to above for 2024 were pre-approved by the Audit Committee.

50	Bridgewater Bancshares, Inc.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2024. The information contained in this report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference in such filing.

The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board that they be included in our Annual Report on Form 10-K. The committee is currently comprised of Mr. Johnson, Mr. Parish and Mr. Trutna. All of the members have been determined to be “independent,” as defined by applicable Nasdaq and SEC rules.

The Audit Committee has reviewed and discussed our audited financial statements for the 2024 fiscal year with our management and RSM, our independent registered public accounting firm. The Audit Committee has also discussed with RSM the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees) and received and discussed the written disclosures and the letter from RSM required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with RSM its independence. Based on these reviews and discussions with management and RSM, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

This report is submitted on behalf of the current members of the Audit Committee:

James Johnson	Douglas Parish	Thomas Trutna

2025 Proxy Statement	51

SHAREHOLDER PROPOSALS

The matters to be considered and brought before any annual or special meeting of our shareholders shall be limited to only those matters as shall be brought properly before such meeting, in compliance with the procedures set forth in our Bylaws. For proposals to be brought by a shareholder of the Company and voted upon at an annual meeting, including with respect to the nomination of a director other than the Board’s nominees, the shareholder must deliver written notice of the proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (such period being, referred to herein as an “Other Meeting Date Period” and an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the shareholder’s notice shall be given by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Company’s Secretary at our principal executive office not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. Any shareholder’s notice to the Company’s Secretary must include the information required by SEC Rule 14a-19, as well as, among other required information as set forth in our Bylaws: (a) a brief description and the text of the proposal desired to be brought before the meeting and the reasons why such shareholder favors the proposal; (b) the name and address of the shareholder proposing such business; (c) the number of shares of our common stock or other equity or debt securities beneficially owned by such shareholder on the date of such shareholder’s notice; and (d) any financial or other interest of such shareholder in the proposal. Shareholders should refer to the full text of our advance notice provisions contained in Article II, Section 12 of our Bylaws. A copy of our Bylaws is incorporated herein by reference to Exhibit 3.2 on Form 8-K filed with the SEC on April 27, 2023.

Written notice of shareholder proposals to be brought at our 2026 annual meeting of shareholders in accordance with the above procedures must be delivered to the Company’s Secretary no earlier than December 23, 2025 and no later than January 22, 2026, unless the 2026 annual meeting is scheduled during an Other Meeting Date Period, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, shareholders seeking to submit a proposal for inclusion in our proxy statement for the 2026 annual meeting of shareholders must follow the procedures and meet the other requirements outlined in Rule 14a- 8 of the Exchange Act, and we must receive such proposal at our principal executive office on or before November 10, 2025.

Any proposals, notices or nominations must be sent to the attention of the Company’s Secretary at Bridgewater Bancshares, Inc., 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

52	Bridgewater Bancshares, Inc.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why haven’t I received a printed copy of the Proxy Statement, Proxy Card or Annual Report?

We are using the SEC’s “Notice and Access” rules that allow us to provide proxy materials to you via the internet instead of mailing printed copies. This means our shareholders will only receive the Notice, which contains instructions on how to access the proxy materials over the internet. We believe that this process provides you with a convenient and quick way to access the proxy materials, including our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice has been mailed to our shareholders as of the close of business on the Record Date to provide instructions regarding how to access and review all of the proxy materials on the internet. The Notice also lets you know how to submit your proxy vote. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice. Once you request a printed copy of the proxy materials, you will continue to receive printed proxy materials in future years until such time as you opt out of paper delivery.

How do I attend the virtual meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live webcast. You are entitled to participate in the meeting only if you were a shareholder of record as of the close of business on the Record Date for the Annual Meeting, February 24, 2025, or if you hold a valid proxy for the Annual Meeting. There is no physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BWB2025 and entering the 16-digit control number found on the Notice, or proxy card if you received a printed copy of the proxy materials, distributed to each shareholder as of the close of business on the Record Date. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary.

If you do not comply with the procedures outlined above, you may not be admitted to the virtual Annual Meeting. Online check-in will start shortly before the meeting, which will begin promptly at 2:00 p.m., Central Time on April 22, 2025. The virtual meeting platform is fully supported across major browsers (Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection if they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the webpage during check-in for shareholders who experience technical difficulties accessing the virtual Annual Meeting. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by clicking the designated shareholder list link that will appear on your screen. The shareholder list may be accessed at any time during the meeting.

How do I ask a question at the virtual Annual Meeting?

In order to submit a question at the Annual Meeting, you will need to log into www.virtualshareholdermeeting.com/BWB2025 and enter the 16-digit control number found on the Notice, or proxy card if you received a printed copy of the proxy materials, distributed to each shareholder. We will only entertain and respond to questions regarding the meeting and the proposals outlined in this proxy statement. If you would like to ask a question during the meeting, you can type your question in the “ask a question” text box that will appear on your screen and click “submit.” We encourage you to submit any questions as soon as possible during the meeting to ensure your question is received.

What matters will be voted on at the meeting?

You are being asked to vote on:

(i)	the election of the seven nominees named in this proxy statement to serve as directors until the next annual meeting of shareholders;
(ii)	a non-binding, advisory say-on-pay proposal regarding the compensation paid to our NEOs; and

2025 Proxy Statement	53

QUESTIONS AND ANSWERS

(iii)	the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025.

These matters are more fully described in this proxy statement.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares as follows:

(i)	“FOR” the election of each of the seven director nominees named in this proxy statement;
(ii)	“FOR” the non-binding, advisory say-on-pay proposal; and
(iii)	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ended December 31, 2025.

How do I vote?

Shareholders of Record. If you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by following the instructions on the Notice, or on the proxy card if you received a printed copy of the proxy materials. You may not vote by filling out and returning the Notice. The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to access the proxy materials and submit your vote.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you: (i) indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or (ii) sign and return a proxy card without giving specific voting instructions; then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

At the meeting, all of the proposals are considered non-routine matters, except for the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

What options do I have in voting on each of the proposals?

You may vote “FOR” or “WITHHOLD” your vote with respect to the election of each director nominee and you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each other proposal described in this proxy statement, and with respect to any other proposal that may properly be brought before the meeting.

How many votes may I cast?

You are entitled to cast one vote for each share of common stock you owned as of the close of business on the Record Date.

54	Bridgewater Bancshares, Inc.

QUESTIONS AND ANSWERS

What is the quorum required for each matter?

The holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the meeting. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of determining a quorum at the meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

As of the close of business on the Record Date, there were 27,596,315 shares of common stock issued and outstanding. Therefore, at least 13,798,158 shares need to be represented in order to constitute a quorum.

Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. Similarly, abstentions will be considered in determining the presence of a quorum.

How many votes are needed for approval of each proposal?

With respect to the election of directors, the seven nominees receiving the highest number of votes cast “FOR” their election will be elected as directors of the Company to serve until the Company’s next annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal. In an uncontested election, all director-nominees will be elected if they receive at least one vote. As a result, abstentions and broker non-votes, if any, will not affect the outcome of the election.

With respect to the approval, on a non-binding, advisory basis, of the say-on-pay proposal, if the number of votes cast “FOR” the approval of the proposal exceed the number of votes cast against such proposal, then it will be approved.

With respect to the ratification of the appointment of our independent registered public accounting firm, if a majority of the voting power of the shares of common stock of the Company present and entitled to vote at the Annual Meeting are voted “FOR” the approval of the proposal, then it will be approved.

How are abstentions and broker non-votes treated?

With respect to the election of directors and the say-on-pay proposal, abstentions will not affect the outcome of the election or the proposals. Broker non-votes, which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions or otherwise do not vote on the proposal, will be disregarded and have no effect on the election or the say-on-pay proposal.

With respect to the ratification of the appointment of our independent registered public accounting firm, an abstention will have the effect of a vote “AGAINST” the proposal. A broker non-vote will not be treated as entitled to vote on the proposal, and therefore will not have an effect.

In order to minimize the number of broker non-votes, we encourage you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time prior to the taking of the vote at the meeting. Prior to the applicable cutoff time, you may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, or by attending the virtual meeting and voting online. However, your attendance at the virtual meeting will not automatically revoke your proxy unless you properly vote at the virtual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416, prior to the meeting.

What happens if a nominee is unable to stand for election?

The Board may, by resolution, designate a substitute nominee. Shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. The Board has no reason to believe any nominee will be unable to stand for election.

2025 Proxy Statement	55

QUESTIONS AND ANSWERS

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of the Company or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials or one Notice and other investor communications?

You may elect to receive future proxy materials, including the Notice, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of the Notice or our proxy materials by contacting the Company’s Secretary at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416 or (952) 893-6868. We will start sending you an individual Notice or copies of our proxy materials and other investor communications following receipt of your revocation.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” “target” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	interest rate risk, including the effects of changes in interest rates;
●	effects on the U.S. economy resulting from the implementation of policies proposed by the new presidential administration, including tariffs, mass deportations and tax regulations;
●	fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates;
●	business and economic conditions generally and in the financial services industry, nationally and within our market area, including the level and impact of inflation and possible recession;
●	the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures;
●	credit risk and risks from concentrations (by type of borrower, geographic area, collateral and industry) within the Company’s loan portfolio or large loans to certain borrowers (including CRE loans);
●	the overall health of the local and national real estate market; our ability to successfully manage credit risk;

56	Bridgewater Bancshares, Inc.

QUESTIONS AND ANSWERS

●	our ability to maintain an adequate level of allowance for credit losses on loans;
●	new or revised accounting standards as may be adopted by state and federal regulatory agencies, the FASB, SEC or PCAOB;
●	the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits;
●	our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds;
●	our ability to raise additional capital to implement our business plan;
●	our ability to implement our growth strategy and manage costs effectively;
●	the composition of our senior leadership team and our ability to attract and retain key personnel;
●	talent and labor shortages and employee turnover;
●	the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud;
●	interruptions involving our information technology and telecommunications systems or third-party servicers;
●	competition in the financial services industry, including from nonbank competitors such as credit unions, “fintech” companies and digital asset service providers;
●	the effectiveness of our risk management framework;
●	the commencement, cost and outcome of litigation and other legal proceedings and regulatory actions against us;
●	the impact of recent and future legislative and regulatory changes, including in response to prior bank failures;
●	risks related to climate change and the negative impact it may have on our customers and their businesses;
●	the imposition of tariffs or other governmental policies impacting the value of products produced by our commercial borrowers;
●	severe weather, natural disasters, wide spread disease or pandemics, acts of war or terrorism or other adverse external events, including ongoing conflicts in the Middle East and the Russian invasion of Ukraine;
●	potential impairment to the goodwill the Company recorded in connection with acquisitions;
●	risks associated with our acquisition of First Minnetonka City Bank, including the possibility that the merger may be more difficult or expensive to integrate than anticipated, and the effect of the merger on the Company’s customer and employee relationships and operating results;
●	changes to U.S. or state tax laws, regulations and governmental policies concerning the Company’s general business, including changes in interpretation or prioritization and changes in response to prior bank failures; and
●	any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this proxy statement. In addition, past results of operations are not necessarily indicative of future results. Any forward-looking statement made by us in this proxy statement is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

2025 Proxy Statement	57

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V62727-P25754 ! ! ! 01) Jerry Baack 02) Lisa Brezonik 03) James Johnson 04) Mohammed Lawal 05) Douglas Parish 06) Jeffrey Shellberg 07) David Volk For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! Yes No HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: NOTE: This proxy will be voted in the discretion of the named proxies upon all other matters that may properly be brought before the meeting and any adjournments or postponements of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR proposals 2 and 3: 3. Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025. 2. Approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and 1. Election of Directors BRIDGEWATER BANCSHARES, INC. The Board of Directors recommends you vote FOR the following Directors: SCAN TO VIEW MATERIALS & VOTEw BRIDGEWATER BANCSHARES, INC. 4450 EXCELSIOR BLVD., SUITE 100 ST. LOUIS PARK, MN 55416 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 21, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BWB2025 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 21, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V62728-P25754 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at https://materials.proxyvote.com/108621 BRIDGEWATER BANCSHARES, INC. Annual Meeting of Shareholders April 22, 2025 2:00 p.m. Central Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ben Klocke and Nick Place, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of BRIDGEWATER BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 2:00 p.m., Central Time on April 22, 2025, at the virtual shareholder meeting, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side